UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Valaris Limited

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# 2023

## Notice of Annual Meeting of Shareholders and Proxy Statement

# We are Valaris

**Our Purpose is to provide responsible solutions that deliver energy to the world. Our Values of Integrity, Safety, Excellence, Respect, Ingenuity, and Stewardship guide us as we fulfill our Purpose.**

## Our Purpose

To provide responsible solutions that deliver energy to the world

## Our Values

### Integrity

Doing the right thing, whether or not anyone is watching

### Excellence

Delivering value to the customer while consistently raising the bar on performance

### Ingenuity

Solving problems creatively

### Safety

Causing no harm is always our priority

### Respect

Treating others the way we would like to be treated

### Stewardship

Safeguarding where we work for the next generation

Joint Letter from Our
Chief Executive Officer and Chair of the Board
Dear Fellow Shareholders,
The past year was an important year for Valaris as we laid the foundation for continued success during the unfolding industry upcycle. The fundamental outlook for our industry remains strong as global demand for hydrocarbons continues to grow, while events over the past twelve months have brought the topic of energy security to the forefront and highlighted the importance of oil and gas in meeting the world’s need for secure, reliable and affordable energy.
Delivering operational excellence and investing in our people
During 2022, we continued to deliver strong operational performance, achieving revenue efficiency of 97% for the year. The core of our business, and our primary focus every day, is on delivering safe, reliable and efficient operations, and we were pleased to once again be recognized by our customers as the highest ranked offshore driller in total satisfaction in the leading independent survey covering offshore drillers. This award is a testament to the exceptional work that our dedicated offshore crews and onshore support teams perform in partnership with our customers.
We believe that our people are a critical element of our success, and we recognize that a motivated, engaged and diverse workforce is essential to delivering excellence. As a result, we continue to invest in our people both onshore and offshore, for example:
•We continued our Building Organizational Leadership Development (BOLD) training for offshore supervisors, which was attended by approximately 650 personnel in 2022.
•We enhanced our new hire training program in the U.S. Gulf of Mexico, utilizing one of our stacked rigs to introduce new personnel to the offshore working and living environment to better prepare them for deployment onboard our working rigs.
•We implemented a new onshore leadership program to develop senior leadership throughout the organization.
Exercising our operational leverage and actively managing our fleet
We continue to employ a disciplined fleet management strategy with a focus on driving long-term shareholder value. As part of our fleet strategy, we aim to have a critical mass of rigs in priority basins to benefit from economies of scale. Following the reactivation of VALARIS DS-8 and DS-17, we will have ten floaters operating across the golden triangle, including four rigs in Brazil, a market where we expect to see continued growth over the next several years.
We have proven our ability to win work for and reactivate our preservation stacked assets, and we see attractive opportunities for our remaining stacked fleet, particularly our two high-specification drillships VALARIS DS-7 and DS-11.
Disciplined approach to capital allocation
We will execute the operational leverage in our business in a disciplined manner to create long-term shareholder value. This will require investments in our fleet to reactivate our high-quality stacked assets for contracts that are expected to generate attractive returns. We expect that as we complete reactivations and the active fleet rolls to market rates, we will generate significant free cash flow.
The Board and management are committed to returning meaningful capital to shareholders as we generate free cash flow. In September 2022, we announced a $100 million share repurchase program. More recently, we entered into a $375 million revolving credit facility that provides additional liquidity to the business and increases our capital allocation flexibility, including the return of capital to shareholders.
Realizing value from ARO Drilling
A large portion of demand growth in the jackup market over the past twelve months has been driven by the Middle East, particularly Saudi Arabia. Valaris has significant exposure to this market through ARO Drilling, our unconsolidated 50/50 joint venture with Saudi Aramco.

valaris.com	2023 Proxy Statement	1

Joint Letter from Our Chief Executive Officer and Chair of the Board
2023 is expected to be an important year in the growth of ARO, with two newbuild rigs due to be delivered, each backed by long-term contracts with Saudi Aramco at highly attractive economics. We see significant demand in the local market for financing the newbuilds and we expect funding to be secured prior to delivery. Importantly, we do not expect that Valaris or Saudi Aramco will need to provide any additional financing to ARO to fund the newbuild program. We remain focused on highlighting what we believe is the significant value inherent in ARO, and recent asset transactions and IPOs in the region help to support this view.
Advancing our sustainability program
We are committed to making progress on our sustainability journey and we have a strong framework in place to advance our efforts. Our sustainability program is primarily focused on reducing emissions from our own operations and partnering with our customers on their efforts. We have already implemented several solutions onboard our rigs to help lower emissions, such as engine optimization and selective catalytic reduction (SCR) systems, and we will continue to make targeted investments in our fleet where it makes sense to do so.
We recently issued our latest annual Sustainability Report, which was prepared in accordance with the Task Force on Climate-Related Disclosures framework and the Sustainability Accounting Standards Board. In addition, we set emissions' intensity reduction targets as further described in our 2022 Sustainability Report.
We would like to thank the entire Valaris team for their many accomplishments over the past year. Looking forward, the Valaris management team and Board are positive about the outlook for the company. We will continue executing our strategy of being focused, value driven and responsible in order to drive increased earnings and meaningful free cash flow in an unfolding upcycle.
On behalf of our entire global workforce, thank you for your support.
Sincerely,

Anton Dibowitz Director, President and Chief Executive Officer	Elizabeth D. Leykum Chair of the Board

2	Valaris Limited	valaris.com

Notice of Annual General Meeting
of Shareholders (the "Meeting")

Date and Time June 7, 2023 8:00 a.m. Bermuda time 6:00 a.m. Houston time	Location Chelston - Ballroom C Rosewood Bermuda 60 Tucker's Point Drive Hamilton Parish HS 02, Bermuda	Who Can Vote Shareholders of Valaris Limited ("Valaris," "we," "us," "our" or the "Company") as of April 17, 2023 are entitled to vote.

Resolution 1 Election of Eight Director Nominees Named in the Proxy Statement		Resolution 2 Advisory Vote to Approve Named Executive Officer Compensation		Resolution 3 Advisory Vote on the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation		Resolution 4 Approve appointment of KPMG LLP as our Independent Registered Public Accounting Firm and to authorize the Board, acting by its Audit Committee, to set KPMG LLP’s remuneration

“FOR”	Page 11	“FOR”	Page 35	"ONE YEAR"	Page 36	“FOR”	Page 72
each director nominee

Shareholders may also be asked to consider and vote on such other business as may properly come before the meeting and any adjournment or postponement thereof. The Company’s audited financial statements for the year ended December 31, 2022 will also be available at the Meeting and are included in our 2022 annual report to shareholders ("2022 annual report").
Your vote is very important. Even if you plan to attend the meeting, please submit a proxy as soon as possible to ensure that your shares are voted at the meeting in accordance with your instructions. Voting your shares will help to ensure that your interests are represented at the Meeting. Please review the proxy statement accompanying this notice for more complete information regarding the Meeting and the full text of the resolutions to be proposed at the Meeting.
By Order of the Board of Directors,
Davor Vukadin
Senior Vice President, General Counsel and Secretary
April 18, 2023

How to Vote	Internet www.proxyvote.com Have your proxy card in hand when you access the website and follow the instructions.
Mail
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 so that it is received no later than 3:00 PM Eastern time on June 6, 2023, which is the voting cutoff time.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be held on June 7, 2023. The proxy statement, our 2022 annual report and proxy card are available without charge at www.proxyvote.com.

valaris.com	2023 Proxy Statement	3

Table of

4	Valaris Limited	valaris.com

Table of Contents

FORWARD-LOOKING STATEMENTS
Statements contained in this proxy statement that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements include words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “likely,” “plan,” “project,” “could,” “may,” “might,” “should,” “will” and similar words. The forward-looking statements contained in this proxy statement are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated, and we can give no assurance that they will prove to be correct or that any plan, initiative, projection, target, goal, commitment or expectation can or will be achieved. You should also carefully read and consider “Item 1A. Risk Factors” in Part I and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II of our most recent annual report on Form 10-K, which is available on the SEC’s website at www.sec.gov or on the Investor Relations section of our website at www.valaris.com. Each forward-looking statement speaks only as of the date of the particular statement and we undertake no obligation to update or revise any forward-looking statements, except as required by law.
Standards of measurement and performance made in reference to our ESG and other sustainability targets, plans and goals are based on evolving protocols and assumptions which may change or be refined. Company goals are aspirational and may change. Statements regarding the Company’s goals, including greenhouse gas emissions' reduction goals, are not guarantees or promises that they will be met. Content available on websites and in documents referenced in this proxy statement are not incorporated by reference herein and are not part of this proxy statement.

valaris.com	2023 Proxy Statement	5

2022 Business
Highlights
Our strategy is to be focused, value driven and responsible

Focused
Building enduring presence and long-term relationships
•Operate a high spec jackup and floater fleet
•Build deep customer and partner relationships
•Identify and commit to priority basins
Value Driven
Exercising financial discipline and driving efficiency
•Deliver Operational Excellence (Safe, Reliable & Efficient)
•Operate an efficient and scalable cost structure
•Exercise disciplined capital allocation / be returns focused
Responsible
Advancing our sustainability program
•Decarbonize our operations
•Be transparent on our ESG progress
•Partner with customers on their energy transition efforts
•Monitor compatible opportunities within the energy transition

Performance Highlights

Financial Performance
•Generated net income of $176.5 million, Adjusted EBITDA of $129 million and Adjusted EBITDAR of $253 million, which adds back one-time reactivation costs to return rigs to a ready-to-work state from a preservation stacked state following a prolonged idle period.
•Adjusted EBITDA and Adjusted EBITDAR represent non-GAAP financial measures. See Appendix A for a reconciliation of GAAP and non-GAAP financial measures.

Operational Excellence
•Continued our track record of safety and operational excellence, by delivering revenue efficiency of 97% and being recognized by our customers as the highest ranked offshore driller in EnergyPoint Research’s 2022 customer satisfaction survey.
•Reactivated four floaters from preservation stack largely on time and on budget for multi-year contracts.

Contracting Success
•Awarded new contracts and extensions in 2022 with associated contract backlog of approximately $1.5 billion.
•85% of contract backlog added in 2022 was with large international or national oil companies.

6	Valaris Limited	valaris.com

2022 Business Highlights

Financial Management
•Strong balance sheet with a net cash position of $207 million as of December 31, 2022, and total liquidity of $749 million, which increased by $104 million during 2022.
•Executed value-accretive jackup sales, generating total proceeds of more than $150 million that can be redeployed on opportunities with more attractive return profiles.

Sustainability Highlights
•Published our 2022 Annual Sustainability Report, which highlights the sustainability efforts that demonstrate our commitment to our purpose, values and communities. The report was prepared in accordance with Task Force on Climate-Related Disclosures ("TCFD") framework and Sustainability Accounting Standards Board ("SASB") standards applicable to our industry and includes reporting of our Scope 1, 2 and 3 greenhouse gas emissions, among other data. In addition, we set a target of reducing our emissions' intensity. Please refer to our 2022 Annual Sustainability Report for information on the assumptions underlying our emissions’ intensity target.
•Created the Sustainability and New Energy Business function headed by a member of executive management reporting to our President and Chief Executive Officer. The new function seeks to drive further momentum behind our initiatives to reduce emissions from our operations and partner with our customers to support their ESG efforts, as well as identify and progress opportunities in the new energy arena.
•Partnered with customers on their energy transition efforts, drilled two carbon capture pilot wells in the North Sea in 2022 and received performance-based incentives for fuel savings for a customer in Norway.
•Endeavored to support and build diversity and inclusion throughout our workforce, as our operations span the globe, we seek to bring local employment for the benefit of the communities in which we work. Employees of 71 nationalities are represented in our workforce as of December 31, 2022.
•Further aligned compensation with ESG performance by setting a spill prevention performance component of our 2022 Valaris Cash Incentive Plan. Spill prevention performance is a measure that considers the environmental impact of any substances released in the course of our operations. Consistent with prior years, safety (personal and process) was also a component of our 2022 Valaris Cash Incentive Plan.
•Invested in our offshore and onshore employees through our BOLD leadership training for offshore supervisors which was attended by approximately 650 personnel and piloted an onshore leadership program in 2022, which we are implementing for our senior onshore leaders in 2023.
•Continued focus on the safety of employees, contractors and other personnel working on our rigs, in 2022, we had 21,000 training hours under our Behavior Based Safety program, focused on improving the safety of our operations.
•Continued to protect the biodiversity of the marine environments we operate in by preventing spills, managing discharges and cleaning hulls and jackup legs before moving geographies.

valaris.com	2023 Proxy Statement	7

Proxy
Summary

Resolution 1 Election of Directors	The Board recommends a vote FOR each director nominee. See page 12

Board Highlights
Board Nominees

Name and Principal Occupation	Age	Independent	Director Since	Committee Membership

Anton Dibowitz President and Chief Executive Officer of Valaris Limited	51	No	2021					●
Dick Fagerstal Former Executive Chairman of Global Marine Group	62	Yes	2021	●		●
Joseph Goldschmid Managing Director, Oak Hill Advisors, L.P.	37	Yes	2021		●		●	●
Catherine J. Hughes Former Executive Vice President International at Nexen Inc.	60	Yes	2022			●
Kristian Johansen Chief Executive Officer of TGS ASA	51	Yes	N/A
Elizabeth D. Leykum Founder of Serenade Capital LLC	44	Yes	2021	●	●		●	●
Deepak Munganahalli Founder of Sencirc Holding Limited	53	Yes	2021			●		●
James W. Swent, III Former Chairman, President and Chief Executive Officer of Southcross Energy Partners, L.P.	72	Yes	2021	●	●		●

● Chair ● Member

8	Valaris Limited	valaris.com

Proxy Summary
Current Board Skills and Experience

Strategic Planning / Development	Finance / Capital Allocation

Energy Industry, including oilfield services	Human Capital Management

Business Development / Operations	Risk Management

Senior Executive Leadership	Public Company Governance

Accounting	Legal / Regulatory

International Business	Environment and Sustainability Practices

Corporate Governance Highlights

Independent Chair of the Board, separate from Chief Executive Officer
No staggered board – all directors are elected annually
Fully independent Audit, Compensation, ESG and Nominating and Governance (“N&G”) committees
Regular executive sessions of non-executive directors
Majority vote standard for uncontested director elections
Director nominees reflect diversity in gender, ethnicity, experience and skills
Annual Board and committee self-evaluations
Our Code of Conduct applies to all officers, directors, employees and full-time contractors, with required annual compliance training. We also expect our business partners and vendors to act consistent with our Code of Conduct
Director, executive officer and vice president share ownership guidelines (including at least six times (6x) base salary multiple for our Chief Executive Officer)
Minimum holding periods for all equity interests of the Company until share ownership guidelines are met
Directors and officers are not permitted to engage in transactions designed to hedge or offset the market value of our equity securities or to pledge our common shares
Average director tenure of less than two years

valaris.com	2023 Proxy Statement	9

Proxy Summary

Resolution 2 Advisory Vote to Approve Named Executive Officer Compensation	The Board recommends a vote FOR this resolution. See page 36

2022 Executive Compensation Highlights

Element	Form	Description
Base Salary	Cash	•Provides a fixed, market level of base compensation
Short-Term Incentive Awards	Cash
•Provided under the Valaris Cash Incentive Plan (the "VCIP")
•Earned based on achievement of specified annual financial, operational, ESG (including spill prevention and safety (personal and process)) and strategic team goals

Long-Term Incentive Awards	Shares
•Executive officer awards are provided under the Valaris 2021 Management Incentive Plan (the "MIP") through a combination of restricted share units (“RSUs”) and performance share units (“PSUs”).
•RSUs generally vest over a three-year period, with settlement of vested units deferred until the end of such period.
•PSUs are earned based on the attainment of sustained stock price targets, relative return on capital employed (“Relative ROCE”) as compared to a peer group and annual strategic team goals.

2022 Say-on-Pay Vote
95% of shares voted at our 2022 Annual General Meeting of Shareholders voted in favor of our named executive officers' compensation

Resolution 3 Advisory Vote on the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation	The Board recommends a vote every ONE YEAR See page 37

Resolution 4 Approve the Appointment Of KPMG LLP as Our Independent Registered Public Accounting Firm	The Board recommends a vote FOR this resolution See page 71

Certain information in this summary is contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting. For more complete information regarding our 2022 fiscal performance, please review our 2022 annual report. The Notice of Internet Availability, this proxy statement, our 2022 annual report and a proxy card are first being sent or distributed to shareholders on or about April 18, 2023 and are available, free of charge, at www.proxyvote.com.

10	Valaris Limited	valaris.com

Resolution 1:
Election of Directors

Resolution 1: To elect each of the following as directors of the Company for a term to serve until the next Annual General Meeting of Shareholders or until their respective offices are otherwise vacated in accordance with the bye-laws of the Company.

a. Anton Dibowitz	d. Catherine J. Hughes	g. Deepak Munganahalli
b. Dick Fagerstal	e. Kristian Johansen	h. James W. Swent, III
c. Joseph Goldschmid	f. Elizabeth D. Leykum

Each of the nominees, other than Kristian Johansen, is currently a director of the Company. Catherine J. Hughes was appointed as a director by the Company's board of directors (the "Board") effective November 9, 2022 after an extensive search was performed pursuant to a director recruitment process conducted with a third party search firm in 2022. Each of the other nominees was most recently elected at the 2022 Annual General Meeting of Shareholders to hold office until the Meeting, or until his or her office is otherwise vacated in accordance with the bye-laws of the Company.
If elected, each nominee will serve until the next Annual General Meeting of Shareholders of the Company, which is expected to be held in 2024, or when their respective offices are otherwise vacated in accordance with the bye-laws of the Company.
In December 2021, Valaris entered into a support agreement (as amended, the “Support Agreement”) with Famatown Finance Limited and certain of its affiliates ("Famatown"). Pursuant to the Support Agreement, the Board has nominated Kristian Johansen to stand for election as a director of the Company at the Meeting. Mr. Johansen will tender his resignation as a director if, among other things, Famatown's aggregate beneficial ownership falls below the threshold set forth in the Support Agreement. Furthermore, Famatown has agreed to vote with the Board's recommendations for the Company’s resolutions set forth in this proxy statement at the Meeting. Mr. Johansen replaces Gunnar Eliassen as Famatown's designee under the Support Agreement.
The N&G Committee and the Board have determined that these nominees possess the appropriate mix of skills and characteristics required of Board members. The Board regularly evaluates the composition of the Board in the context of the perceived needs of the Board at a given point in time. In evaluating potential director nominees, our Board evaluates their qualifications as set forth in our Corporate Governance Policy, which is further described on page 24.

The Board recommends that shareholders vote FOR each nominee standing for election as director.

Each of the Board nominees has been nominated by our Board for election at the Meeting. Our bye-laws require majority voting for the election of directors. A nominee seeking election will be elected if a simple majority of the votes cast are cast in favor of the resolution to elect the director nominee. In determining the number of votes cast, shares that abstain from voting or are not voted will not be treated as votes cast. Each director nominee will be considered separately. You may cast your vote for or against each nominee or abstain from voting your shares in connection with one or more of the nominees.
As a shareholder of record, if no indication is given as to how you want your shares to be voted, the persons designated as proxies will vote the proxies received FOR each nominee.

valaris.com	2023 Proxy Statement	11

Resolution 1: Election of Directors
Board Overview
Current Board Snapshot

Independence	Average Age	Diversity

88 % independent	52 average age	38% diverse

We are committed to building a diverse Board comprised of individuals from diverse backgrounds, including with respect to ethnicity, gender, age and nationality and other individual qualifications and attributes. The N&G Committee evaluates opportunities to appoint gender and ethnically diverse directors to the Board. To accomplish this, the N&G Committee endeavors to include, and has any search firm that it engages include, women, minority and other diverse candidates in the pool of possible director candidates. As part of our ongoing board refreshment and diversity efforts, in November 2022, we appointed an additional female independent director, Catherine J. Hughes, to our Board.

The N&G Committee seeks diverse candidates to join the Board with the goal of having an additional gender diverse candidate join the Board prior to the 2024 Annual General Meeting of Shareholders.

Board Nominee Skills Matrix
The N&G Committee develops and recommends to the Board skills, experience, characteristics and other criteria for identifying and evaluating directors, which will inform the N&G Committee’s annual evaluation of the composition of the Board to assess whether the mix of skills, experience, characteristics and other criteria are currently represented on the Board and those that may be needed in the future.

12	Valaris Limited	valaris.com

Resolution 1: Election of Directors
The following chart shows how these skills and experience, characteristics and other criteria are represented among our eight Board nominees.

SKILLS AND EXPERIENCE
Strategic Planning / Development Contributes to effectively advising management on important strategic decisions	●	●	●	●	●	●	●	●
Energy Industry, including oilfield services Contributes to a deeper understanding of the industry in which we operate, our business strategy and competition	●	●	●	●	●		●	●
Business Development / Operations Informs an understanding of business opportunities and commercial relationships that are applicable to our organization	●	●	●	●	●	●	●	●
Senior Executive Leadership Demonstrates a record of corporate leadership and an understanding of organizations	●	●		●	●	●	●	●
Accounting Assists with the Board’s role in overseeing our financial statements and financial reports	●	●			●			●
International Business Demonstrates knowledge of the overseas markets in which we operate and practical experience with a company operating in multiple countries	●	●		●	●	●	●	●
Finance / Capital Allocation Contributes to our evaluation of financial strategy, capital markets and capital structure	●	●	●		●	●	●	●
Human Capital Management Assists in engaging with and developing talent at our organization	●	●		●	●		●	●
Risk Management Critical to identifying the types of risks facing our organization and that there are appropriate controls and policies in place to manage such risks	●	●	●	●	●	●	●	●
Public Company Governance Demonstrates an understanding of corporate governance practices and trends	●	●		●	●	●		●
Legal / Regulatory Assists with navigating the complexities of the legal environments in which we operate			●
Environment and Sustainability Practices Contributes to the Board’s understanding of ESG issues and how those issues interact with our business strategy		●	●	●			●

valaris.com	2023 Proxy Statement	13

Resolution 1: Election of Directors
Director Nominees

Anton Dibowitz President and Chief Executive Officer of Valaris Age: 51 Director since: 2021 Committees: •Strategy (Chair)
Career Highlights
Anton Dibowitz became the President and Chief Executive Officer of Valaris in December 2021, following his service as the Company’s interim President and Chief Executive Officer since September 2021. Mr. Dibowitz joined the Valaris Board in July 2021. Prior to joining the Board, he served as an advisor of Seadrill Ltd., a global offshore drilling contractor, from November 2020 until March 2021. He served as Chief Executive Officer of Seadrill Ltd. from July 2017 until October 2020. Seadrill Ltd. filed for bankruptcy in September 2017. Prior to this, Mr. Dibowitz served as Executive Vice President of Seadrill Management from June 2016, and as Chief Commercial Officer from January 2013. He has over 20 years of drilling industry experience. Prior to joining Seadrill, Mr. Dibowitz held various positions within tax, process reengineering and marketing at Transocean Ltd. and Ernst & Young LLP. He is a Certified Public Accountant and a graduate of the University of Texas at Austin where he received a Bachelor’s degree in Business Administration, and Master’s degrees in Professional Accounting (MPA) and Business Administration (MBA).
Director Qualifications
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Dibowitz should serve as a director include his extensive managerial and industry experience, including prior Chief Executive Officer experience.

Skills and Experience:
	Strategic Planning / Development	Accounting	Risk Management
	Energy Industry, including oilfield services	International Business	Public Company Governance
	Business Development / Operations	Finance / Capital Allocation
	Senior Executive Leadership	Human Capital Management

14	Valaris Limited	valaris.com

Resolution 1: Election of Directors

Dick Fagerstal Former Executive Chairman of the Global Marine Group Independent Age: 62 Director since: 2021 Committees: •Audit (Chair) •ESG
Career Highlights
Dick Fagerstal served as Executive Chairman of the Global Marine Group, based in Chelmsford, United Kingdom, a subsea cable installation and maintenance business operating globally in the telecoms, offshore renewables, and oil and gas sectors, from February 2020 to March 2023. From 2014 to 2020 Mr. Fagerstal served as Chairman & Chief Executive Officer of Global Marine Holdings LLC, which was the prior owner of the business. He also serves as the Lead Independent Director, Chairman of the Audit Committee, member of the Nomination & Governance Committee and member of the ESG Committee of Tidewater Inc. (NYSE: TDW) since July 2017. He served as an Independent Director of Frontier Oil Corporation, Manila, Philippines from 2014 to 2017. Mr. Fagerstal previously held the positions of Senior Vice President, Finance & Corporate Development from 2003 to 2014 and Vice President Finance & Treasurer from 1997 to 2003 at SEACOR Holdings Inc. (NYSE: CKH). Mr. Fagerstal held the positions of Executive Vice President, Chief Financial Officer and Director of Era Group Inc. (NYSE: ERA) from 2011 to 2012 and was the Senior Vice President, Chief Financial Officer, and Director of Chiles Offshore Inc. (AMEX: COD) from 1997 to 2002. From 1986 to 1997, Mr. Fagerstal served as a senior banker at DNB ASA in New York with a focus on the maritime and energy services industries, and before he started his business career, Mr. Fagerstal served as an officer in the Special Air Service unit of the Swedish Special Forces from 1979 to 1983. Mr. Fagerstal received a B.S. in Economics and Law from the University of Gothenburg and an M.B.A. in Finance from New York University, as a Fulbright Scholar.
Director Qualifications
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Fagerstal should serve as a director include his business, finance and accounting background. In addition, his knowledge of the energy and maritime industries contributes to our Board’s ability to monitor the risks facing our company. With respect to cybersecurity qualifications, Mr. Fagerstal obtained a National Association of Corporate Directors (NACD) Cybersecurity Certification in 2021 and completed the Harvard University course "Cybersecurity: The Intersection of Policy and Technology" in 2020.

Skills and Experience:
	Strategic Planning / Development	Accounting	Risk Management
	Energy Industry, including oilfield services	International Business	Public Company Governance
	Business Development / Operations	Finance / Capital Allocation	Environment and Sustainability Practices
	Senior Executive Leadership	Human Capital Management

valaris.com	2023 Proxy Statement	15

Resolution 1: Election of Directors

Joseph Goldschmid Managing Director at Oak Hill Advisors, L.P. Independent Age: 37 Director since: 2021 Committees: •Compensation (Chair) •Nomination and Governance •Strategy
Career Highlights
Joseph Goldschmid has served as a Managing Director at Oak Hill Advisors, L.P. ("OHA"), an alternative investment firm with over $50 billion under management across performing and distressed credit related investments in North America, Europe and other geographies, with primary focus on stressed, distressed and special situations investments, since November 2019. At OHA, Mr. Goldschmid covers a variety of industries including energy and renewables. Prior to joining OHA, Mr. Goldschmid was a Director in the Distressed & Special Situations Group at Angelo Gordon, a global alternative investment manager, from January 2016 to August 2019. During his career, Mr. Goldschmid has served on numerous official and ad hoc creditor committees, including several steering committees. Before joining Angelo Gordon, Mr. Goldschmid worked in the Restructuring and Special Situations Group at The Blackstone Group and PJT Partners. Mr. Goldschmid began his career as an Analyst at Morgan Stanley. Mr. Goldschmid previously served on the Board of Directors for Expro Group Holdings International Limited. Mr. Goldschmid holds a B.S. degree from the Massachusetts Institute of Technology, an M.B.A. from Columbia Business School and a J.D. from Columbia Law School, where he was a James Kent Scholar.
Director Qualifications
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Goldschmid should serve as a director include his prior management and governance experience from overseeing various investments in a variety of industries, including the energy industry.

Skills and Experience:
	Strategic Planning / Development	Finance / Capital Allocation	Environment and Sustainability Practices
	Energy Industry, including oilfield services	Risk Management
	Business Development / Operations	Legal / Regulatory

16	Valaris Limited	valaris.com

Resolution 1: Election of Directors

Catherine J. Hughes Former Executive Vice President International at Nexen Inc. Independent Age: 60 Director since: 2022 Committee: •ESG
Career Highlights
Catherine J. Hughes has served as a non-executive director of Shell plc since 2017, including as Chair of the Safety, Environment and Sustainability Committee. Ms. Hughes was previously Executive Vice President International at Nexen Inc. from January 2012 until her retirement in April 2013, where she was responsible for all oil and gas activities including exploration, production, development and project activities outside Canada. Ms. Hughes joined Nexen in 2009 as Vice President Operational Services, Technology and Human Resources. Prior to joining Nexen, she was Vice President Oil Sands at Husky Oil from 2007 to 2009 and Vice President Exploration & Production Services, from 2005 to 2007. Ms. Hughes started her career with Schlumberger in 1986 and held key positions in various countries, including France, Italy, Nigeria, the UK and the USA, and was President of Schlumberger Canada Ltd for five years. Ms. Hughes has previously held non-executive director positions at SNC-Lavalin Group Inc, Statoil ASA and Precision Drilling Inc. Ms. Hughes received a B.Sc. in electrical engineering from the Institut National des Sciences Appliquées de Lyon, France.
Director Qualifications
The particular experience, qualifications, attributes and skills that led our Board to conclude that Ms. Hughes should serve as a director include her over 30 years of experience in the oil and gas industry as well as her experience working in operations as an engineer and senior human resources roles.

Skills and Experience:
	Strategic Planning / Development	International Business	Environment and Sustainability Practices
	Energy Industry, including oilfield services	Human Capital Management
	Business Development / Operations	Risk Management
	Senior Executive Leadership	Public Company Governance

valaris.com	2023 Proxy Statement	17

Resolution 1: Election of Directors

Kristian Johansen Chief Executive Officer of TGS ASA Independent Age: 51 No committees
Career Highlights
Kristian Johansen has served as the Chief Executive Officer of TGS ASA, a leading energy data and intelligence company, since March 2016 and joined TGS in 2010 as the Chief Financial Officer before becoming the Chief Operating Officer in early 2015. Prior to joining TGS, Kristian was the Executive Vice President and CFO of EDB Business Partner in Oslo (now TietoEvry). Mr. Johansen currently serves on the board of directors for the National Ocean Industries Association (NOIA) and is the Chairman of the International Association of Geophysical Contractors (IAGC). Mr. Johansen earned his undergraduate and master’s degrees in business administration from the University of New Mexico.
Director Qualifications
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Johansen should serve as a director include his senior executive leadership experience across multiple industries, particularly within the oil and gas sector.

Skills and Experience:
	Strategic Planning / Development	Accounting	Risk Management
	Energy Industry, including oilfield services	International Business	Public Company Governance
	Business Development / Operations	Finance / Capital Allocation
	Senior Executive Leadership	Human Capital Management

18	Valaris Limited	valaris.com

Resolution 1: Election of Directors

Elizabeth D. Leykum Founder of Serenade Capital LLC Independent Age: 44 Director since: 2021 Committees: •Audit •Compensation •Nominating and Governance •Strategy
Career Highlights
Elizabeth D. Leykum has served as founder of Serenade Capital LLC, an investment firm, since May 2016. From October 2013 to April 2016, she served as a founding principal of HEG Capital LLC, a Connecticut-registered investment advisory firm. Prior to joining HEG Capital, Ms. Leykum was, from June 2012 to September 2013, a Vice President at Rand Group, an investment management services firm. Until June 2012, she was a Vice President of ESL Investments, Inc., which she joined in July 2004. From 2000 to 2002, Ms. Leykum worked in the Principal Investment Area at Goldman, Sachs & Co. She has served on the board of Lands’ End, Inc. (NASDAQ: LE) since April 2014, where she was previously Chairman of the Board, and she has served as a director of IES Holdings (NASDAQ: IESC) since April 2021. She graduated Phi Beta Kappa, magna cum laude from Harvard College and received an MBA with distinction from Harvard Business School.
Director Qualifications
The particular experience, qualifications, attributes and skills that led our Board to conclude that Ms. Leykum should serve includes her work in investment management, which brings to the Board an ability to analyze, assess and oversee corporate and financial performance, and her public company governance experience. With respect to cybersecurity qualifications, Ms. Leykum completed the Massachusetts Institute of Technology's course on "Cybersecurity Leadership for Non-Technical Executives" in 2023.

Skills and Experience:
	Strategic Planning / Development	International Business	Public Company Governance
	Business Development / Operations	Finance / Capital Allocation
	Senior Executive Leadership	Risk Management

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Resolution 1: Election of Directors

Deepak Munganahalli Founder of Sencirc Holding Limited Independent Age: 53 Director since: 2021 Committees: •ESG (Chair) •Strategy
Career Highlights
Deepak Munganahalli founded Sencirc Holding Limited, an investment firm that invests and partners to develop sustainable energy and fuels in the circular economy, in September 2022. He currently serves as a director in the firm. He previously served as co-founder of JOULON, an energy industry asset management services company, with a primary focus on the EfW (energy from waste) strategy, mergers, acquisitions and divestitures. Prior to serving as co-founder, Mr. Munganahalli served as Chairman of JOULON, an asset management company established in 2016 in partnership with KKR. Prior to founding JOULON, Mr. Munganahalli had a 25 year career with Schlumberger and Transocean. Most recently at Transocean, Mr. Munganahalli held leadership roles as Chief Executive Officer for Caledonia Offshore Drilling and Senior Vice President roles in Innovation and Transformation, Corporate Strategy and the Asia Pacific business. He joined the industry in 1991 working on offshore rigs as an engineer trainee and has since worked in more than ten countries globally with various positions in the contract drilling business. Mr. Munganahalli is a graduate of the Indian Institute of Technology at Kanpur and the Harvard Business School General Management Program.
Director Qualifications
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Mungnahalli should serve as a director include his operational and business experience in the offshore drilling industry, which contributes to his ability to assess the ESG risks facing the Company.

Skills and Experience:
	Strategic Planning / Development	Senior Executive Leadership	Human Capital Management
	Energy Industry, including oilfield services	International Business	Risk Management
	Business Development / Operations	Finance / Capital Allocation	Environment and Sustainability Practices

20	Valaris Limited	valaris.com

Resolution 1: Election of Directors

James W.
Swent, III
Former Chairman, President and Chief Executive Officer of Southcross Energy Partners, L.P.
Independent
Age: 72
Director since: 2021
Committees:
•Nominating and Governance (Chair)
•Audit
•Compensation

Career Highlights
James W. Swent, III served as the President, Chief Executive Officer & Chairman of the Board of Southcross Energy Partners, GP LLC, the general partner of Southcross Energy Partners, L.P., a provider of natural gas gathering, processing, treating, compression and transportation services and NGL fractionation and transportation services, from September 2018 to June 2020. Southcross Energy Partners, L.P. filed for bankruptcy in April 2019. Previously, Mr. Swent served as Chairman of the Board, President and Chief Executive Officer of Paragon Offshore Limited from July 2017 to April 2018, a global supplier of offshore jack up contract drilling services. From July 2003 to December 2015, he was Executive Vice President and Chief Financial Officer of Ensco plc, a global provider of offshore contract drilling services, which is one of our predecessor entities. He joined Ensco in July 2003 as Senior Vice President and Chief Financial Officer and retired in December 2015. Prior to joining Ensco plc, Mr. Swent served as Co-Founder and Managing Director of Amrita Holdings, LLC. Mr. Swent previously held various financial executive positions in the information technology, telecommunications and manufacturing industries, including positions with Memorex Corporation and Nortel Networks. He served as Chief Executive Officer and Chief Financial Officer of Cyrix Corporation from 1996 to 1997 and Chief Financial Officer and Chief Executive Officer of American Pad and Paper Company from 1998 to 2000. He previously served on the boards of HGIM Corp., Energy XXI Gulf Coast Inc., Co-Chairman of American Pad & Paper Co., Cyrix Corp, and Rodime PLC. Mr. Swent holds a Bachelor of Science degree in Finance and a Master’s degree in Business Administration from the University of California at Berkeley.
Director Qualifications
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Swent should serve as a director include his experience as a senior executive, including as Chief Executive Officer and Chief Financial Officer of a public company, his finance and accounting expertise, as well as experience with mergers and acquisitions. With respect to cybersecurity qualifications, Mr. Swent was directly responsible for the Information Technology department of Ensco plc for over a decade and oversaw various cybersecurity issues during this time period.

Skills and Experience:
Strategic Planning / Development	Accounting	Risk Management
Energy Industry, including oilfield services	International Business	Public Company Governance
Business Development / Operations	Finance / Capital Allocation
Senior Executive Leadership	Human Capital Management

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Resolution 1: Election of Directors
Determination of Independence
Our bye-laws and Corporate Governance Policy state that at least a majority of the Board shall be independent, as the term is defined by SEC rules and NYSE Corporate Governance Standards. Except with respect to their directorships, we do not have any business or other relationships with our independent directors. Only independent directors serve on the Board’s Audit, Compensation, Nominating & Governance and ESG Committees. In this regard, our Board has determined that all director nominees and directors (being Mr. Eliassen, Mr. Fagerstal, Mr. Goldschmid, Ms. Hughes, Mr. Johansen, Ms. Leykum, Mr. Munganahalli and Mr. Swent) are independent and have no material relationship with us, with the exception of Mr. Dibowitz. Accordingly, 88% of our current Board is independent.
Our Corporate Governance Policy provides that a director who changes his or her principal occupation shall promptly notify the Board of the change and submit a pro-forma letter of resignation to the Board. Under this policy, the other directors shall then meet in executive session, determine whether the change of occupation impacts the director’s independence or creates a conflict of interest and decide whether to accept or reject the pro-forma resignation.
Director Nominations
The N&G Committee, with input from other Board members, is primarily responsible for identifying and screening candidates for nomination to Board membership. Additionally, when appropriate, we may retain the services of a third party to identify, evaluate and/or assist the N&G Committee and the Board in evaluating potential director nominees. Our Board is responsible for nominating individuals to serve on our Board.

Pursuant to our Corporate Governance Policy, candidates nominated for election or re-election to our Board should possess the following qualifications:

•personal characteristics:
•highest personal and professional ethics, integrity and values,
•an inquiring and independent mind, and
•practical wisdom and mature judgement;
•experience at the policy-making level in business, government or education;
•expertise that is useful to our Company and complementary to the background and experience of other Board members (e.g., previous executive and board experience, an international perspective, capital intensive cyclical business experience and knowledge of the global oil and gas industry are considered to be desirable);

•willingness to devote the required amount of time to perform the duties and responsibilities of Board membership;
•commitment to serve on the Board over a period of several years to develop knowledge about our principal operations;
•willingness to represent the best interests of all shareholders and objectively appraise management performance; and
•no involvement in activities or interests that create a conflict with the director’s responsibilities to us and our shareholders.

22	Valaris Limited	valaris.com

Resolution 1: Election of Directors
The N&G Committee will evaluate the qualifications of each director candidate, including any nominees recommended by shareholders, against these criteria in making recommendations to our Board concerning director nominations. The N&G Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the perceived needs of our Board at a given point in time and periodically reviews and updates the criteria listed above as deemed necessary. Diversity in background, including ethnicity, gender, age and nationality, for the Board as a whole may be taken favorably into account in considering individual candidates, and it is one of the many factors that the N&G Committee may consider when identifying individuals for Board membership. The Board assesses its effectiveness in this regard as part of the annual Board evaluation process.
Our Board consists of eight members, including two women and one South Asian director. The N&G Committee may identify potential director candidates from a number of sources, including recommendations from directors, management, shareholders and executive recruiting firms retained for such purpose. The N&G Committee uses the same criteria for evaluating candidates regardless of the source of referral.
Shareholder Nominations
The N&G Committee will consider director candidates recommended by shareholders. Shareholders wishing to propose a candidate for consideration by the N&G Committee may do so by writing our Company Secretary at our principal executive offices and following the requirements of our bye-laws for director nominations referred to in the “Information Concerning Shareholder Proposals for the 2024 Annual General Meeting of Shareholders” section of this proxy statement.

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Corporate
Governance
Corporate Governance Policy
We have adopted a Corporate Governance Policy, which includes governance guidelines that assist the Board and its committees in the exercise of their responsibilities under applicable law and the listing standards of the NYSE.
These governance guidelines provide a framework for the Company’s governance and the Board’s activities, covering such matters as Board membership criteria, director independence, Board meetings, Board structure, Board access to management and independent advisors, limitations on outside directorships, conflicts of interest, director compensation, shareholder communications to the Board, director attendance at shareholder meetings, evaluation of Board and Chief Executive Officer performance, management succession planning, risk oversight, share ownership guidelines and other corporate governance practices and principles.

Relevant provisions of the Corporate Governance Policy include:
•Independent directors meet at regularly scheduled executive sessions without the presence of the Chief Executive Officer and other Company personnel at each regular Board meeting and may convene such sessions during any Board meeting or by notice of a special Board meeting, which any two directors may cause to be called.
•Independent directors have open access to Valaris’ management and independent advisors, such as attorneys or auditors.
•Independent directors are encouraged to suggest items for inclusion in the agenda for Board meetings and are free to raise subjects that are not on the meeting agenda.
•The Presiding Chair leads executive sessions of the independent directors and serves as the interface between the independent directors and the Chief Executive Officer in communicating the matters discussed during executive sessions, including feedback to the Chief Executive Officer. The Board believes that this structure facilitates full and frank discussions among all independent directors. The Presiding Chair also:
•develops an appropriate schedule of Board meetings and reviews in advance the agenda for Board meetings and Board committee meeting schedules as prepared by the Chief Executive Officer and the Secretary;
•develops standards as to the quality, quantity and timeliness of the information submitted to the Board by the Company’s management;
•develops the agendas for and serves as chair of the executive sessions of the Board’s independent directors; and
•participates in recommendations regarding recruitment of new directors, management succession planning and annual Board performance and Chief Executive Officer evaluations.

Our Corporate Governance Policy is available in the Governance Documents section under About on our website (www.valaris.com). Paper copies also are available upon request without charge. Such requests should be directed to Investor Relations at 5847 San Felipe, Suite 3300, Houston, Texas 77057.

24	Valaris Limited	valaris.com

Corporate Governance
Board and Committee Structure
Board Leadership Structure
The Board believes a separation of the Chair of the Board and Chief Executive Officer best serves the objectives of the Board’s oversight of management, the Board’s ability to carry out its roles and responsibilities on behalf of the shareholders, and the Company’s overall corporate governance. The Board believes the separation of the Chair of the Board and Chief Executive Officer roles also allows Mr. Dibowitz to focus on operating and managing the Company and leverages the Chair of the Board’s experience and perspectives. In addition, the Board believes that its leadership structure as described above provides an effective framework for addressing the risks facing our Company, as discussed in greater detail under “Risk Oversight.” The Board has authority to modify this structure to best address the Company’s circumstances and advance the best interests of shareholders as and when appropriate.
Our governance practices provide for strong independent leadership, independent discussion among directors, independent evaluation of, and communication with, members of senior management and independent oversight of the Company’s operational, fiscal and risk management activities. These governance practices are reflected in our Corporate Governance Policy and the committee charters, all of which are available on our website in the Governance Documents section under About on our website (www.valaris.com).
Board Committees
Audit Committee
Members: Dick Fagerstal (Chair), Elizabeth D. Leykum and James W. Swent, III
Number of meetings in 2022: 9
•The members meet the independence criteria for audit committee members prescribed by NYSE.
•None of the members of our Audit Committee serve on more than three public company audit committees.
•Our Board has determined that Messrs. Fagerstal and Swent meet the requisite SEC criteria to qualify as audit committee financial experts, and each of the members of our Audit Committee is financially literate and has accounting or related financial management expertise as defined in the NYSE Corporate Governance Standards. In making recommendations and determinations regarding audit committee financial experts, our Board and the Audit Committee considered the relevant academic and professional experience of the Audit Committee members.

RESPONSIBILITIES INCLUDE:
•appoint independent auditors to examine, review and audit our consolidated financial statements;
•review the general scope of services to be rendered by the independent auditors;
•pre-approve all services of the independent auditors and authorize payment of their associated fees;
•review with management the adequacy and effectiveness of our internal controls over financial reporting;
•review with management our earnings releases, quarterly financial statements and annual audited financial statements along with certain other disclosures;
•review, approve and oversee related party transactions and monitor compliance with our Code of Conduct; and
•provide oversight of risks associated with the Company’s financial performance, information technology and cybersecurity, internal and external audit functions, legal and tax contingencies and other exposures.

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Corporate Governance
Compensation Committee
Members: Joseph Goldschmid (Chair), Elizabeth D. Leykum and James W. Swent, III
Number of meetings in 2022: 8
•The members of the Compensation Committee meet the independence criteria for compensation committee members prescribed by NYSE.
•None of the members of our Compensation Committee serve on more than three public company compensation committees.

RESPONSIBILITIES INCLUDE:
•review and approve executive compensation, including matters regarding our various benefit plans, independently or in conjunction with our Board, as appropriate;
•review with management and approve any significant changes to the Company’s compensation structure and various benefit plans;
•oversee administration of the Company’s incentive-compensation and equity-based compensation plans, including the corporate goals and objectives applied to the compensation of the Company’s executives;
•oversee compliance with SEC rules and regulations governing executive compensation; and
•evaluate appropriate compensation levels for non-executive directors.

Environmental, Social and Governance ("ESG") Committee
Members: Deepak Munganahalli (Chair), Gunnar Eliassen, Dick Fagerstal and Catherine J. Hughes
Number of meetings in 2022: 4

RESPONSIBILITIES INCLUDE:
•review with management the Company’s existing policies, programs and practices regarding sustainability and emissions matters, the scope of related potential risks, liabilities and opportunities facing the Company, and the adequacy of the Company’s policies and programs to manage these risks, liabilities and opportunities;
•oversee the establishment of appropriate targets, in particular emissions reduction targets, and monitor the Company's performance against those goals;
•review with management the Company’s specific governance around climate and emissions related risks and opportunities, including strategy, risk management, metrics and targets;
•review with management the Company’s ESG disclosures, including the Company’s annual Sustainability Report; and
•certain social and corporate governance responsibilities set forth in the ESG Committee charter may also fall within the purview of other committees or may be considered by the Board.

26	Valaris Limited	valaris.com

Corporate Governance
Nominating and Governance Committee
Members: James W. Swent, III (Chair), Joseph Goldschmid and Elizabeth D. Leykum
Number of meetings in 2022: 6
•The members of the Nominating and Governance meet the independence criteria prescribed by NYSE for service on a nominating committee.

RESPONSIBILITIES INCLUDE:
•select, identify and screen candidates for nomination to our Board;
•recommend the composition of committees of our Board;
•recommend our slate of officers;
•oversee and recommend matters of corporate governance, independently or in conjunction with our Board, as appropriate; and
•involvement in succession planning both from a general standpoint and with respect to a potential emergency situation that might impact the ability of the Board and executive management to continue the performance of their respective functions and responsibilities.

Strategy Committee
Members: Anton Dibowitz (Chair), Joseph Goldschmid, Elizabeth D. Leykum and Deepak Munganahalli
Number of meetings in 2022: 4

RESPONSIBILITIES INCLUDE:
•review and make recommendations to the Board with respect to mergers and acquisitions (M&A) opportunities, joint ventures, spin-offs, equity offerings and strategic investments.

Director Engagement
Meetings and Attendance
The Board met 16 times during the year ended December 31, 2022. The Board has five committees, the Audit Committee, N&G Committee, Compensation Committee, ESG Committee and Strategy Committee. During 2022 each incumbent director attended 100% of the meetings held by the Board and the committees of which he or she was a member.
The independent directors conducted executive sessions without management during each of the four regular quarterly meetings of the Board and during other meetings held throughout the year. Only independent directors serve on the Board’s Audit, Compensation, ESG and N&G Committees.
Our Corporate Governance Policy provides that, barring extenuating circumstances, all members of the Board shall attend our annual general meetings of shareholders and also are encouraged to attend any and all other general meetings that may be duly convened. All incumbent directors serving on the Board attended the 2022 Annual General Meeting of Shareholders, except for Ms. Hughes who joined the Board in November 2022, which occurred following our 2022 Annual General Meeting of Shareholders.

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Corporate Governance
Director Education and Orientation Program
The Company provides an orientation and continuing education process for Board members to enable them to stay current on developments related to their Board and committee service. Educational opportunities may include presentations, relevant materials, seminars, meetings with executive management and visits to Company offices, customer and joint venture offices and rigs.
New Director Orientation
When new directors join the Board, the Company provides a tailored orientation and onboarding process. Following their orientation, new directors should know key information about the Company’s business, strategy, senior leadership and structure and be well-informed about their responsibilities and duties as directors and have access to resources, information and contacts that will allow them to be effective directors.
Continuing Education
The Company’s directors are encouraged to participate in continuing education programs to increase their knowledge of corporate governance and other topics relevant for Board oversight and enhance their effectiveness on the Company’s Board. The Company reimburses directors for continuing education programs.
Outside the Boardroom
Throughout their service, our directors have regular discussions with each other and the Company's senior leadership outside of regularly scheduled Board and committee meetings in order to share ideas and perspectives, build relationships and gain a deeper understanding of the Company’s business.
Board Evaluations
To assist in its review as to whether the board and its committees are functioning effectively, our Board has instituted annual self-assessments of the Board and each of its committees. The directors participate in an annual evaluation of the Board and each committee on which they serve. The Board and each committee discuss the findings, making changes as deemed necessary to improve director communications and the overall effectiveness of board and committee meetings. The N&G committee oversees this evaluation process. The most recent self-assessment, which was conducted earlier this year, was guided by an independent consultant and helped identify the Board’s need for additional gender diversity among its members. Consistent with the requirements of our Corporate Governance Policy, we also conducted an evaluation of our Chief Executive Officer’s performance in 2022, which was guided by an independent consultant.
Oversight by Our Board

Risk Oversight	Cybersecurity Oversight	ESG Oversight

The Board oversees the management of enterprise-wide risks, such as those related to macroeconomic and market conditions, commodity prices, strategic decisions, significant operating risks and disruptions
	The Audit Committee oversees the Company's policies and practices related to information technology and cybersecurity	The ESG Committee is responsible for overseeing the Company’s policies, programs and risk management practices related to ESG

28	Valaris Limited	valaris.com

Corporate Governance
Risk Oversight
The Board and its committees are actively involved in the oversight of risks that could impact our Company. The Board oversees the management of enterprise-wide risks, such as those related to macroeconomic and market conditions, commodity prices, strategic decisions, significant operating risks and disruptions.

Board of Directors
•The Board regularly reviews the Company’s financial condition and results of operations and discusses various strategies as it deems appropriate considering market conditions facing the Company.
•The Board annually approves a budget, with subsequent approval required for any significant variations.
•The Board also receives periodic reports regarding the Company’s insurance program and is apprised of all material variations in coverage or premium cost in connection with each annual insurance renewal.
•The Board oversees the Company’s management of risk in the areas of health, safety and environment. For example, the Board reviews statistics regarding safety incidents, including an in-depth review of the most serious incidents and related mitigation; reviews the regional risk to employees, assets and the Company’s operations; and reviews any material compliance issues or any material pending or threatened proceedings regarding health, safety or environmental matters.
•The Board also oversees our risk management process focusing on the most significant risks facing the Company and oversees the implementation of risk mitigation strategies by management, including operational safety, operational performance, regulatory, environmental and cybersecurity risks.
•In conjunction with the N&G Committee, the Board assists in the oversight of management succession planning in the Company.

Board Committees The Board has delegated to its Committees the responsibility to monitor specific risks and receives regular updates from its Committees on those risks.

Audit Committee
The Audit Committee plays a significant role in the oversight of risks associated with the Company’s financial performance, information technology and cybersecurity, internal and external audit functions, legal and tax contingencies and other exposures.
The Audit Committee reviews and approves the annual internal audit plan and budget and also receives reports on all internal audits. Hotline reports and related investigations conducted pursuant to our Code of Conduct are reviewed quarterly in executive session of the Audit Committee with the Chief Compliance Officer.With respect to financial performance, the Audit Committee reviews and discusses disclosures made in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and quarterly earnings press releases.
The Company’s Chief Information Officer ("CIO"), the Director of Internal Audit and the Chief Compliance Officer report to the Audit Committee at each quarterly meeting. The Director of Internal Audit has a direct reporting line to the Audit Committee Chair.

Compensation Committee
The Compensation Committee, in consultation with its compensation consultants, establishes performance goals for the Company’s various compensation plans that are intended to drive behavior that does not encourage or result in any material risk of adverse consequences to the Company and its shareholders.
Nominating & Governance Committee
The N&G Committee and the Board are actively involved in succession planning both from a general standpoint and with respect to a potential emergency situation that might impact the ability of the Board and executive management to continue the performance of their respective functions and responsibilities.
ESG Committee
The ESG Committee is responsible for providing oversight and guidance with regard to environmental and sustainability matters and for reviewing the Company’s Sustainability Report. The ESG Committee oversees the scope of related potential risks, liabilities and opportunities facing the Company and the adequacy of the Company’s policies and programs to manage these risks, liabilities and opportunities. The Committee also reviews with management the Company’s specific governance around climate and emissions related risks and opportunities, including strategy, risk management, metrics and targets.

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Corporate Governance

Management
•On a quarterly basis, the General Counsel reports to the Board on legal matters that may have a significant impact on the Company’s financial statements.
•Our Internal Audit Department is responsible for implementing our enterprise risk program, which involves the identification of risks facing the Company, the assessment of existing and required mitigation plans for those risks and the ongoing monitoring of both. On a quarterly basis, our Internal Audit Department assesses risk trends, identifies new potential risks and reviews mitigation plans with a cross-functional Enterprise Risk Committee, whose results are reported to the Board quarterly.
•The Company’s independent auditors, the Chief Information Officer ("CIO"), the Director of Internal Audit and the Chief Compliance Officer report to the Audit Committee at each quarterly meeting.
•The Vice President of Tax submits a quarterly report to the Audit Committee on tax matters that may have a significant impact on the Company’s financial statements.

Cybersecurity Oversight
With the Audit Committee’s oversight, the Company engages third party experts to support the Company’s cybersecurity program, including incident response services. The Company’s employees also undertake an annual cybersecurity training program, which is augmented by additional training and communications on information technology and cybersecurity matters throughout the year. On a quarterly basis, the Company's information technology department leads tabletop exercises on a variety of cybersecurity-related scenarios. The Audit Committee is actively engaged in the oversight of our information technology and cybersecurity program. The Company has a dedicated CIO whose team is responsible for leading enterprise-wide information security strategy, policy, standards, architecture and processes. The Audit Committee, at least quarterly, receives reports from the CIO on, among other things, the Company’s cybersecurity risks and measures, training and organizational readiness.
All members of our Audit Committee have prior work experience relating to cybersecurity or have obtained a certification or degree in cybersecurity: Dick Fagerstal, Chair of our Audit Committee, obtained a National Association of Corporate Directors (NACD) Cybersecurity Certification in 2021 and completed the Harvard University course "Cybersecurity: The Intersection of Policy and Technology" in 2020. Elizabeth D. Leykum completed the Massachusetts Institute of Technology's course on "Cybersecurity Leadership for Non-Technical Executives" in 2023. James W. Swent, III was directly responsible for the Information Technology department of Ensco plc for over a decade and oversaw various cybersecurity issues during this time period.
ESG Oversight
Consistent with our purpose of providing responsible solutions that deliver energy to the world, we have increased our focus on sustainability-related matters. Our Board's ESG Committee, formed in 2021, regularly meets to address sustainability topics and is responsible for overseeing the Company’s policies, programs and practices related to ESG responsibilities and the Company’s risk management in such areas. The Board added two new members to the ESG Committee in 2022 who bring new and diverse perspectives on managing ESG risk. In 2022, we created a new business function and executive management position, which reports directly to the President and Chief Executive Officer, focused on sustainability and new energy opportunities and have a cross-functional working group to identify and evaluate opportunities and promote sustainable business practices.

30	Valaris Limited	valaris.com

Corporate Governance
Shareholder Engagement

Who We Engaged		Company Representatives
19% Shareholders holding outstanding shares are directly represented on our Board, resulting in continuous engagement		•Chair of the Board •Chief Executive Officer •Chief Financial Officer •SVP - General Counsel and Secretary •VP - Investor Relations and Treasurer
43% shareholders holding outstanding shares (not represented on the Board) were solicited for engagement	25% Shareholders holding outstanding shares that were solicited engaged (excludes 19% of shares represented on our Board)
Key Topics Discussed
•Setting Emissions Reduction Targets
•Making Responsible Investments
•Progressing Sustainability
•Aligning Compensation with Creating Shareholder Value
•Considering Board Structure/Composition with Regard to Delivering on Strategy

Shareholder Communications
Shareholders, employees and other interested parties may report concerns regarding questionable accounting, auditing or other matters on a confidential basis directly to any director, including the relevant presiding Valaris Committee Chairs, the Chair of the Board and the non-executive directors as a group. This process, which is described on the Ethics & Compliance section on our website (www.valaris.com), provides a means for submission of such interested parties’ communications. Communications may be submitted by mail, addressed as follows: Valaris Board, 1415 South Voss Rd., Suite 110, P.O. Box 135, Houston, Texas 77057. Mail so addressed will be forwarded, unopened, directly to the Chair of the Board unless specifically addressed to a Committee Chair or individual director and will not be screened by management.
Other Governance Matters
Governance Transparency
Our Board, its committees and management are committed to continually pursuing best practices of corporate governance, accountability and transparency. Our committee charters, the Corporate Governance Policy and the Code of Business Conduct are available in the Governance Documents section under About on our website (www.valaris.com). Additional data available under the About tab on our website also includes information on our Board members and the Board’s committee composition. Additionally, our website under the “Investors-Financials” tab has a link to our public filings with the SEC, including equity ownership reports by our directors and executive officers required under Section 16 of the Exchange Act.
Code of Conduct
Our Code of Conduct applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. We also expect our business partners, including joint venture partners, vendors and other third parties, to act consistently with our Code of Conduct. Our Code of Conduct addresses all NYSE content requirements and includes provisions addressing conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of our assets and compliance with our policies and with laws, rules and regulations, including laws addressing insider trading,

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Corporate Governance
anti-competitive conduct and anti-bribery, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010. No waivers of the provisions of our Code of Conduct have been requested or granted since the Code of Conduct was first issued on November 1, 2002.
Our Code of Conduct provides for confidential and anonymous submission of reports of non-compliance with our Code of Conduct, including reports of accounting, auditing or other business irregularities, by any employee or other person to the Company or directly to our Board or relevant Board Committee. Our Code of Conduct is available on the Governance section under the About tab on our website (www.valaris.com).
Hotline Reports and Investigations
We have a telephonic and web-based Hotline system to encourage reporting of possible wrongdoing, violations of our Code of Conduct, or other issues that threaten our reputation (the “Hotline”). The Hotline is managed by an independent third party to protect employee privacy and includes the ability to report concerns anonymously, where permitted by law. Any Hotline allegations are investigated and addressed by a Company management committee working under the direction of, and reporting regularly to, the Audit Committee.
Related Party Transactions
The Board has adopted a written policy that sets out the procedures for the review and approval or ratification, where pre-approval is not possible, of interested transactions with a related person in which (1) the Company or any of its subsidiaries is a participant, and (2) any “related person” (executive officer, director or nominee for election as a director, security holder who is known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, or an immediate family member of any of the foregoing) has or will have a direct or indirect interest. Except with respect to compensatory arrangements with our directors or officers that fall within the purview of the Compensation Committee, the Audit Committee is responsible for reviewing and approving the terms and conditions of all proposed interested transactions. In determining whether to approve or ratify an interested transaction, the Audit Committee will take into account whether the interested transaction is fair and in the overall best interest of the Company. In addition, the Audit Committee will consider other factors it deems appropriate, such as whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

32	Valaris Limited	valaris.com

Director
Compensation
We maintain a compensation program for our non-executive directors. Our Compensation Committee periodically reviews non-executive director compensation, which includes review of data received from the committee's third party compensation consultant and, from time to time, recommends changes to the Board. In 2022, compensation for our non-executive directors consisted of the following types and levels of compensation:

	Non-Executive Director	Chair of the Board
Equity Compensation	$175,000	$250,000
Annual Retainer Fee	$100,000	$180,000

Additional Retainer Fees
Audit Committee Chair	$40,000
Strategy Committee Chair	$20,000
Compensation Committee Chair	$20,000
Nomination and Governance Committee Chair	$20,000
ESG Committee Chair	$20,000
Directors serving on three or more committees	$10,000
Equity Compensation
All non-executive directors receive an annual equity grant of RSUs equivalent to a value of $175,000, which resulted in a grant of 3,068 RSUs for 2022, except for the Chair of the Board who receives an annual equity grant of RSUs equivalent to the value of $250,000, which resulted in a grant of 4,383 RSUs for 2022. The volume-weighted average price of our common shares for the 30 trading days preceding the equity award grant date was used to determine the number of RSUs awarded for the target value. Pro-rata awards are provided to non-executive directors who commenced board service after June 9, 2022. RSUs vest in full on the earlier of the first anniversary of the grant date or the next annual meeting of shareholders following the grant. Non-executive directors are permitted to elect to receive deferred RSUs which can be settled and delivered at the six-month anniversary following the termination of the director’s service or a specific pre-determined date.
Equity accumulation by our non-executive directors is encouraged, and we have share ownership guidelines, which are included in the Corporate Governance Policy. The guidelines require that each non-executive director, within five years of appointment to the Board, hold a number of vested and unvested shares of the Company having a value of at least five times the annual retainer fee. Although each director is in the five-year accumulation period, each director was in compliance, or on track to comply, with these guidelines at the end of 2022.
Mr. Dibowitz, an executive director, did not receive any additional compensation for his services as a director in 2022.

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Director Compensation
Director Compensation Table
The compensation paid to non-executive directors that served on our Board in 2022 is as follows:

Name	Fees Earned or Paid in Cash ($)	Share Awards ($)(1)	All Other Compensation ($)	Total ($)
Elizabeth D. Leykum	187,500	247,245	—	434,745
Dick Fagerstal	138,750	173,066	—	311,816
James W. Swent, III	128,750	173,066	—	301,816
Joseph Goldschmid	128,750	173,066	—	301,816
Deepak Munganahalli	118,750	173,066	—	291,816
Gunnar Eliassen(2)	81,111	173,066	—	254,177
Catherine J. Hughes(3)	39,286	105,825	—	145,111
(1)The amounts disclosed in this column represent the aggregate grant date fair value of RSUs awarded to our directors during 2022. Grant date fair value for RSUs is measured using the closing price of our common shares on the grant date as described in “Note 11 Share Based Compensation” included in “Item 8 Financial Statements and Supplementary Data” to our December 31, 2022 audited consolidated financial statements included in our 2022 annual report.
Ms. Leykum, received an award of 4,383 RSUs as Chair of the Board. Messrs. Fagerstal, Swent, Goldschmid, Munganahalli and Eliassen each received an award of 3,068 RSUs. Ms. Hughes received a pro-rated award of 1,711 RSUs. The annual equity awards vest in full on the earlier of the first anniversary of the grant date or the next annual meeting of shareholders following the grant.
As of December 31, 2022, the vested shares and RSUs held by each non-executive director was as follows:

Name	Number of Vested Shares Held	Number of Non-Deferred RSUs Held	Number of Deferred RSUs Held(a)	Total
Elizabeth D. Leykum	15,247	17,089	—	32,336
Dick Fagerstal(b)	7,200	—	17,891	25,091
James W. Swent, III(c)	—	—	25,091	25,091
Joseph Goldschmid(d)	—	—	25,091	25,091
Deepak Munganahalli	12,141	12,950	—	25,091
Gunnar Eliassen	—	3,068	—	3,068
Catherine J. Hughes	—	1,711	—	1,711
(a)As mentioned above, non-executive directors are permitted to elect to defer receipt of RSUs, which can be settled and delivered at the six-month anniversary following the termination of the director’s service or a specific pre-determined date.
(b)4,941 of the 17,891 deferred RSUs held by Mr. Fagerstal have vested but have been deferred to be settled until January 30, 2025.
(c)12,141 of the 25,091 deferred RSUs held by Mr. Swent have vested but have been deferred to be settled on the six-months anniversary following his separation from the Board.
(d)12,141 of the 25,091 deferred RSUs held by Mr. Goldschmid have vested but have been deferred to be settled on the six-months anniversary following his separation from the Board.
No stock options were granted to our directors during 2022 nor held by our directors as of December 31, 2022.
(2)Mr. Eliassen was elected to our Board on June 8, 2022 and his compensation was pro-rated for his partial service period in 2022.
(3)Ms. Hughes was appointed to our Board on November 9, 2022. The fees earned or paid in cash and the RSU awards granted to Ms. Hughes were both pro-rated for her partial service period in 2022.

34	Valaris Limited	valaris.com

Resolution 2:
Advisory Vote to Approve Named Executive Officer Compensation

Resolution 2: A non-binding advisory vote to approve the compensation of our named executive officers.

We are providing our shareholders with the opportunity to vote, on an advisory, non-binding basis, to approve the compensation of our named executive officers ("NEOs") for 2022, as disclosed in this proxy statement, including the compensation tables, and related narrative disclosures.
Our executive compensation program for 2022 was developed and overseen by the Board's Compensation Committee. We encourage our shareholders to closely review the “Compensation Discussion & Analysis” section below. Our compensation program is geared towards driving long-term, sustainable business performance. It is governed by the following key tenets:
•The compensation program was designed to be competitive within the drilling and oilfield services industries and equitable among various positions within the Company;
•The principal objectives of the compensation program are to attract, retain, motivate and reward the executives, managers and professionals that are essential to the Company’s short-term and long-term operational and financial success; and
•The compensation program was structured to promote the alignment of interests between management and our shareholders by ensuring that most of the compensation for the executive officers was variable and earned on the basis of short-term and long-term performance achievement of operational, financial and ESG goals (including spill prevention and personal and process safety) among others.
At the 2017 Annual General Meeting of Shareholders, the shareholders of our predecessor entity, Ensco plc, recommended, by advisory vote, a one-year frequency for future advisory votes to approve NEO compensation. As a result, we have conducted an advisory vote to approve the compensation of our NEOs annually, except in 2021 when the Company was not required to hold an annual meeting. In accordance with these results, and after considering the result of the proposal set forth in resolution 3 below, we expect to continue to hold this vote annually.

The Board recommends that shareholders vote FOR the approval of the compensation of our NEOs.

With respect to the non-binding advisory vote on resolution 2, the result of the vote will not require our Board or any committee thereof to take any action. However, our Board values the opinions of our shareholders and will carefully consider the outcome of the advisory vote on resolution 2.

valaris.com	2023 Proxy Statement	35

Resolution 3:
Advisory Vote on the Frequency of Future Advisory Votes to Approve Named Executive Compensation

Resolution 3: A non-binding advisory vote on the frequency of future advisory votes to approve the compensation of our NEOs.

We are providing our shareholders the opportunity to cast a non-binding advisory vote on whether future non-binding advisory votes to approve the compensation of our NEOs should be conducted every one, two or three years. Shareholders also may abstain from casting a vote on this proposal.
We believe that advisory votes regarding the compensation of our NEOs should be conducted every year so that shareholders have a frequent opportunity to express their views on our executive compensation program, consistent with our efforts to engage in an ongoing dialogue with our shareholders.
Our Board and Compensation Committee value the opinions of our shareholders as expressed through their advisory vote and other communications and will carefully consider the outcome of the advisory vote when considering the frequency of future non-binding advisory votes to approve the compensation of our NEOs. Our Board and Compensation Committee may decide, however, that it is in the best interests of our shareholders and the Company to hold a non-binding advisory vote to approve the compensation of our NEOs more or less frequently than the frequency receiving the most votes cast by our shareholders.
The Board recommends that shareholders vote, on a non-binding advisory basis, to conduct the non-binding advisory shareholder vote on the compensation of our NEOs every 1 year.
Unless otherwise instructed, the persons designated as proxies will vote to conduct the non-binding advisory shareholder vote on the compensation of our NEOs every 1 year in Resolution 3.

The Board recommends that shareholders vote for advisory votes be held every 1 YEAR

36	Valaris Limited	valaris.com

Compensation Discussion
and Analysis
This Compensation Discussion and Analysis (“CD&A”) provides an overview of our executive compensation philosophy, strategy, objectives and structure, and the actions taken by our Compensation Committee (the “Compensation Committee”) with respect to our NEOs during 2022. Our NEOs for 2022 were as follows:

Anton Dibowitz	Chris Weber(1)	Gilles Luca	Matthew Lyne(2)	Davor Vukadin(3)	Darin Gibbins(1)
President and Chief Executive Officer (“CEO”)	SVP and Chief Financial Officer (“CFO”)	SVP and Chief Operating Officer (“COO”)	SVP and Chief Commercial Officer (“CCO”)	SVP, General Counsel and Secretary	Former Interim CFO and Current Vice President, Investor Relations and Treasurer

(1)Mr. Weber was appointed as Senior Vice President and CFO effective August 3, 2022. In connection with his appointment, Mr. Gibbins stepped down as Interim CFO and continues to serve as the Company’s Vice President - Investor Relations and Treasurer.
(2)Mr. Lyne was appointed Senior Vice President and CCO effective September 24, 2022.
(3)Mr. Vukadin was promoted to the role of Senior Vice President, General Counsel and Secretary effective May 24, 2022. Mr. Vukadin previously served as the Company’s Associate General Counsel – Corporate and Secretary.
2022 Business Highlights
During 2022, we continued to execute our strategy of being focused, value driven and responsible in our decision making as we position Valaris to thrive during the unfolding industry upcycle. In particular, we:
•Generated net income of $176.5 million, Adjusted EBITDA of $129 million and Adjusted EBITDAR of $253 million, which adds back one-time reactivation costs to return rigs to a ready-to-work state from a preservation stacked state following a prolonged idle period;
•Continued our track record of safety and operational excellence, by delivering revenue efficiency of 97% and being recognized by our customers as the highest ranked offshore driller in EnergyPoint Research’s 2022 customer satisfaction survey;
•Reactivated four floaters from preservation stack largely on time and on budget for multi-year contracts;
•Awarded new contracts and extensions in 2022 with associated backlog of approximately $1.5 billion;
•85% of contract backlog added in 2022 was with large international or national oil companies;
•Strong balance sheet with a net cash position of $207 million as of December 31, 2022, and total liquidity of $749 million, which increased by $104 million during 2022; and
•Executed value-accretive jackup sales, generating total proceeds of more than $150 million that can be redeployed on opportunities with more attractive return profiles.

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Compensation Discussion and Analysis
Compensation Philosophy and Objectives
Our executive compensation philosophy is based on the principles of aligning compensation with the Company’s performance, creating long-term shareholder value and attracting and retaining top talent. Specifically, we design our compensation programs to accomplish the following primary objectives:
•Attract, retain and motivate highly qualified individuals capable of leading us to achieve our business goals;
•Place a substantial majority of our NEOs’ pay at risk and subject to the Company’s performance (pay-for-performance); and
•Ensure alignment with shareholders through an emphasis on long-term equity-based compensation and share ownership guidelines and associated holding requirements.
Consistent with these objectives, we deliver a majority of our executive compensation in the form of variable compensation tied to specific Environmental, Social and Governance (“ESG”), financial, operational, and strategic team goals that are determined based on our business priorities and market conditions. The ESG performance goals include spill prevention performance and safety (personal and process) measures.
Key Elements of Our Compensation Program
Executive officer compensation is composed of three principal components: base salary, annual cash bonuses under the VCIP, and long-term equity incentive awards under the MIP, each of which contribute to the accomplishment of our compensation program objectives.

Element		Primary Goals of our Executive Compensation Program
		Attract/ Retain/ Motivate	Pay for Performance	Shareholder Alignment
Base Salary	•Provides a fixed, market level of base compensation	✓
Annual Bonus	•Provided under the VCIP •Earned based on achievement of specified annual ESG, operational, financial and strategic team goals	✓	✓	✓
Long-Term Equity Incentives
•Executive officer awards are provided under the MIP through a combination of:
○ Time-Based Restricted share units (“RSUs”); and
○ Performance share units (“PSUs”)
•RSUs generally vest over a three-year period, with settlement of vested units deferred until the end of such period
•PSUs are earned based on the attainment of challenging performance targets set by the Compensation Committee
		✓	✓	✓

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Compensation Discussion and Analysis
2022 Compensation Highlights

Leadership changes.
We appointed Mr. Weber as our Senior Vice President (“SVP”) and CFO in August 2022. In connection with his appointment, Mr. Gibbins stepped down as Interim CFO and continues to serve as our Vice President - Investor Relations and Treasurer. We also appointed Mr. Lyne as our SVP and CCO in September 2022 and entered into an employment agreement with Mr. Lyne, as is customary for UK-based executives. Mr. Vukadin was also appointed to the role of SVP, General Counsel and Secretary in May 2022. In connection with these appointments, Messrs. Weber, Lyne and Vukadin were each granted long-term equity awards under the MIP on generally the same terms as the equity awards granted to other executive officers in connection with our emergence from bankruptcy in April 2021.
No annual equity program awards.
Except for Mr. Gibbins and the NEOs appointed in 2022, none of our other NEOs received equity awards under our MIP in 2022. The equity awards currently held by our NEOs were granted either in July 2021 following our emergence from bankruptcy or as part of such NEO’s compensation package in connection with such NEO's appointment as an executive officer. These awards consisted of long-term incentive grants designed to compensate the executive over a multi-year period, immediately align the NEOs’ compensation opportunities with our shareholder interests and establish significant retention value. Mr. Gibbins was not an executive officer in July 2021 when the Compensation Committee approved the emergence grants and instead participates in our non-executive officer long-term incentive program. He received 2021 and 2022 MIP awards entirely in the form of time-based RSUs that vest and settle ratably in three equal annual installments.
VCIP bonuses for 2022 earned at 60% of target.
To drive achievement of the Company’s near-term ESG, operational, financial and strategic priorities, the Company’s 2022 VCIP bonuses were earned based on achievement of annual personal and process safety, spill prevention, adjusted EBITDA, downtime performance and strategic team goals, including backlog additions, as discussed further below under “Elements of Our Executive Compensation Program - VCIP Annual Bonus.” The Compensation Committee determined that such goals were achieved at an overall level of 60% of target.
Year 1 Strategic PSUs earned at 102% of target.
Of the PSUs granted to our NEOs in 2021, 10% of the target award opportunity was allocated as Strategic PSUs with performance objectives to be established and assessed each year, as described in more detail under “Elements of Our Executive Compensation Program - Long-Term Equity Incentive Awards” below. In July 2022, the Compensation Committee assessed the achievement of the goals previously approved for the Year 1 Strategic PSUs (with a performance period of July 1, 2021 to June 30, 2022), which were tied to defining, communicating, and progressing the Company’s post-emergence strategy, and determined that such goals were achieved at 102% of target. See “Elements of Our Executive Compensation Program - Long-Term Equity Incentive Awards - Year 1 Strategic PSU Achievement & Share Price PSU Attainment” below for a more detailed description of the factors considered by the Compensation Committee in determining such achievement.
Share Price PSUs achieved first hurdle.
Of the PSUs granted to our NEOs, 70% of the target award opportunity was allocated as Share Price PSUs, which are earned from 0% to 150% based on the achievement of designated share price hurdles, as described in more detail under “Elements of Our Executive Compensation Program - Long-Term Equity Incentive Awards” below. On November 30, 2022, after the Company’s stock price had traded at or above a $45 share price for 90 consecutive trading days, the initial 50% of the Share Price PSUs was earned. Also, in February 2023, after the Company’s stock price had traded at or above a $55 share price for 90 consecutive trading days, an additional 50% of the Share Price PSUs was earned, resulting in an aggregate achievement of 100% of the Share Price PSUs. See “Elements of Our Executive Compensation Program - Long-Term Equity Incentive Awards - Year 1 Strategic PSU Achievement & Share Price PSU Attainment” below.

valaris.com	2023 Proxy Statement	39

Compensation Discussion and Analysis
Executive Compensation Best Practices
We employ the following best practices to appropriately align compensation with our program philosophy and objectives, promote good corporate governance and align shareholder and executive interests.

What We Do	What We Don’t Do

 Majority of pay at-risk
 Executive and director share ownership guidelines
 Minimum holding periods for equity interests
 Independent compensation consultant
 Annual compensation risk assessments
 Deferred settlement of awards for executives

 Permit the pledging of Company stock
 Permit the hedging of Company stock
 Excise tax gross-ups upon a change-in-control
 Guaranteed salary increases
 Excessive executive perquisites
 No single trigger cash severance benefits upon a change in control

Result of the 2022 Advisory Vote on Executive Compensation
At our 2022 Annual General Meeting of Shareholders, approximately 95% of votes cast were in favor of our executive compensation program. The Compensation Committee values shareholders’ input and takes it into consideration when reviewing our executive compensation program. As a result, the Compensation Committee generally believes that these results affirmed shareholder support of our approach to executive compensation and did not make any significant changes to our compensation program.
Roles of the Compensation Committee, Compensation Consultant and Management
The principal functions of our Compensation Committee, as set forth in its charter, are to:
•review and approve executive compensation independently or, with regard to our CEO, in conjunction with the non-executive members of the Board;
•review with management and approve any significant changes to the Company’s compensation structure and various benefit plans;
•oversee administration of the Company’s incentive-compensation and equity-based compensation plans, including the corporate goals and objectives applied to the compensation of the Company’s executives;
•oversee compliance with SEC rules and regulations governing executive compensation; and
•periodically evaluate compensation for non-executive members of the Board and recommend any changes to our Board.
Many of the features of our executive compensation program were established and approved by our Compensation Committee, in consultation with the Compensation Committee’s independent compensation consultant, Lyons, Benenson & Company Inc. (“LB&Co”), in connection with our emergence from bankruptcy in 2021. In setting the compensation for our NEOs who were appointed in 2022, the Compensation Committee maintained the same general compensation program structure as established in 2021.

40	Valaris Limited	valaris.com

Compensation Discussion and Analysis
For 2022, LB&Co was engaged by the Compensation Committee to provide advice regarding:
•Compensation philosophy and best practices;
•Peer group composition;
•Compensation program design; and
•Competitive compensation analyses for executive officers and non-executive directors.
LB&Co provided the Compensation Committee comparative market assessments of executive officer and non-executive director compensation levels, including information relative to compensation trends and prevailing practices. LB&Co regularly attends meetings of the Compensation Committee. The Compensation Committee also meets regularly in executive session with LB&Co outside the presence of management. LB&Co did not provide any services to the Company or management other than services requested by or with the approval of the Compensation Committee, and its services were limited to executive and non-executive director compensation consulting.
The Compensation Committee regularly reviews the services provided by its independent consultant and believes that LB&Co’s engagement did not raise any conflicts of interest. The Compensation Committee monitors the independence of its compensation consultant on a periodic basis.
The Compensation Committee also received information from management regarding (1) compensation trends, issues and recommendations and (2) management’s assessment of the achievement of strategic goals. Our CEO also provides his recommendations to the Compensation Committee with regard to the compensation levels for all other NEOs.
Compensation Benchmarking
We compete for executive-level talent with companies primarily in the energy industry, and in the drilling and oilfield services sector particularly. To provide guidance to the Compensation Committee, comparative pay data is obtained from several sources, including industry-specific surveys and compensation peer group data compiled by LB&Co. The Compensation Committee, with advice from LB&Co, annually reviews the composition of the peer group used for compensation benchmarking to ensure that it continues to provide an appropriate reference point in terms of the business focus and financial size of the constituent companies.
Our compensation peer group approved by the Compensation Committee in 2021 and used for purposes of evaluating 2022 pay levels included the following companies:

•California Resources Corporation •ChampionX Corporation •Helmerich & Payne, Inc. •Hess Corporation •Kosmos Energy Ltd.	•Marathon Oil Corporation •Murphy Oil Corporation •Nabors Industries Ltd. •NOV Inc. •Oceaneering International, Inc.	•Patterson-UTI Energy, Inc. •Peabody Energy Corporation •Superior Energy Services, Inc. •Transocean Ltd. •Weatherford International plc
This group was selected based upon an evaluation of business mix, global footprint and relative financial size (primarily but not exclusively in terms of revenues and market capitalization). Included in the group are our closest direct competitors in the drilling market along with other comparably sized energy companies with similar global scale and at least some exposure to the offshore oil and gas market.
In connection with the Compensation Committee’s annual review of the compensation peer group in September 2022, the Compensation Committee approved the below adjustments to the compensation peer group to be used for evaluating 2023 pay in order to include more companies in the oil and gas drilling industry, many of which were undergoing financial restructurings in 2021 and therefore excluded from the peer group used for 2022, and to include fewer companies in the oil and gas exploration and production and the coal and consumable fuels industries. Hess Corporation and Marathon Oil Corporation were also removed because their financial sizes were significantly larger than the other companies in the group.

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Compensation Discussion and Analysis

Added	Removed
Diamond Offshore Drilling, Inc.	California Resources Corporation
Expro Group Holdings N.V.	Peabody Energy Corporation
Noble Corporation	Hess Corporation
Marathon Oil Corporation
Elements of Our Executive Compensation Program
Base Salary
The initial base salaries of our NEOs were either set in connection with our emergence from bankruptcy in April 2021 or upon the later appointment of the NEO, as applicable. The Compensation Committee set such base salaries and approved certain changes during 2022 after considering various factors, including the base salaries of similar roles within our compensation peer group, internal pay equity and individual performance and job responsibilities. In May 2022, the Compensation Committee approved (1) an increase in Mr. Luca’s salary of approximately 4.7% in recognition of his individual performance and after considering internal pay equity, (2) a decrease in Mr. Gibbins’ base salary in connection with his transition from the role of Interim CFO to his previous position of Vice President – Investor Relations and Treasurer, and (3) the establishment of Mr. Vukadin’s base salary in connection with his appointment as SVP, General Counsel and Secretary.
The 2022 annual base salaries for our NEOs as of December 31, 2022 are shown below.

Named Executive Officer	2022 Salary
Anton Dibowitz	$950,000
Christopher Weber	$550,000
Gilles Luca	$550,000
Matthew Lyne(1)	$554,025
Davor Vukadin	$375,000
Darin Gibbins	$300,000
(1)Mr. Lyne resides in the UK and as such his base salary (£447,155) and VCIP awards are paid in GBP. For disclosure purposes in CD&A, his base salary and VCIP awards have been converted to USD using the exchange rate of 1.239, which represents the average exchange rate over 2022.
VCIP Annual Bonus
We provide annual cash incentive awards to our NEOs under the VCIP, based on the achievement of specified performance metrics that are aligned with the creation of shareholder value and emphasize our near-term strategic goals. In connection with the Company’s bankruptcy proceedings, the VCIP was designed to provide for quarterly and semi-annual incentives in 2021. We returned to a more traditional annual program design for 2022.
Overall 2022 VCIP Performance
The following table sets forth the 2022 VCIP award performance metrics, weightings, and their respective 2022 actual performance results. The Compensation Committee approved changes to our performance metrics and weightings from the 2021 second half program to emphasize our focus on ESG objectives, operational growth, financial performance and strategic planning. As detailed in the table below, the overall 2022 VCIP bonus achievement was 60% of target.

Performance Measure	Performance Goals			2022 Actual Performance	Resulting % of Target Earned	X	Weighting	=	Weighted % of Target
	Threshold	Target	Maximum
EBITDA (in millions)(1)	$169.7	$199.7	$259.6	$129.0	—%		40%		—%
Strategic Team Goals	50%	100%	200%	137%	137%		20%		27%

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Compensation Discussion and Analysis

Safety (Personal)	1.1	0.9	0.75	1.62	—%	10%	—%
Safety (Process)	0.15	0.1	0.05	0.04	200%	10%	20%
Spill Prevention Performance	0.6	0.45	0.3	0.59	53%	10%	5%
Downtime (Jackup)	2.20%	1.70%	1.40%	1.80%	90%	6%	5%
Downtime (Floater)	5.00%	3.00%	2.50%	4.45%	64%	4%	3%
TOTAL							60%
(1)For purposes of the 2022 VCIP, EBITDA is calculated as net gain (loss) from continuing operations before other income (expense), income tax expense (benefit), depreciation, amortization, loss on impairment, equity in earnings of ARO and significant non-recurring items and is adjusted for non-cash share-based compensation and excludes (1) expenses related to incentive compensation payouts resulting from plan performance and (2) impacts related to COVID-19.
Supplemental Award and Retention Bonuses
Mr. Gibbins was awarded an additional $32,801 cash bonus in recognition of his and efforts and services as interim CFO during 2022 and the transitional support he provided upon the onboarding of Mr. Weber.
Mr. Luca was awarded a $1,500,000 cash retention bonus in August 2021, which was paid in three $500,000 installments in July 2022, August 2022 and February 2023, subject to his continued employment through each applicable payment date.
Mr. Vukadin was awarded an aggregate $197,500 in retention bonuses, prior to his appointment as SVP - General Counsel, in June 2021 and August 2021, which were paid in February 2022, March 2022, August 2022 and September 2022, subject to his continued employment through each applicable payment date.
Individual 2022 VCIP Annual Bonus Payouts
The target 2022 award opportunity for each of our NEOs was set by the Compensation Committee in consultation with LB&Co. In May 2022, the Compensation Committee approved (1) an increase in Mr. Luca’s target VCIP award from 85% of his base salary to 90% in recognition of his individual performance and after considering internal pay equity, and (2) the establishment of Mr. Vukadin’s target VCIP award in connection with his appointment as SVP, General Counsel and Secretary and in consideration of the short-term incentive opportunities of similar roles within our compensation peer group. In January 2023, the Compensation Committee approved an increase in Mr. Vukadin’s target VCIP award from 70% of his base salary to 90% of his base salary, effective as of January 1, 2023, to align his award opportunity with the VCIP opportunities of our other executive officers.
The individual VCIP target and final earned 2022 annual bonuses are set forth in the table below for each NEO.

Executive Officer	2022 Target VCIP Bonus (% of Salary)	2022 Target Opportunity ($)(1)	X	2022 VCIP Weighted Payout Percentage	=	2022 Annual Bonus
Anton Dibowitz	115%	$1,092,500		60%		$655,500
Christopher Weber	90%	$204,781		60%		$122,869
Gilles Luca	90%	$470,825		60%		$282,495
Matthew Lyne	90%	$135,243		60%		$81,146
Davor Vukadin(2)	70%	$194,898		60%		$116,939
Darin Gibbins(3)	50%	$171,986		60%		$103,192
(1)Target bonus opportunities are shown as pro-rated to reflect start dates and compensation adjustments, as applicable. Mr. Lyne’s target bonus opportunity was converted from British pounds to USD using the exchange rate of 1.239, which represents the average exchange rate over 2022.
(2)Reflects Mr. Vukadin’s 2022 target VCIP opportunity. His 2023 target opportunity was increased to 90% of his base salary effective January 1, 2023.
(3)Reflects Mr. Gibbins’ target and final VCIP award, prior to adjustment for the supplemental award approved by the Compensation Committee described above under “Supplemental Award and Retention Bonuses,” Mr. Gibbins received 50% of his VCIP bonus and supplemental award on an accelerated basis during 2022. The remaining 50% of his VCIP and supplemental award was paid in early 2023 at the same time VCIP bonuses were paid to other NEOs.

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Compensation Discussion and Analysis
Performance Metrics
A description of each of the 2022 performance metrics is set forth below. As described in more detail below, awards may be earned at 0% to 200% of their target award value, with straight-line interpolation for performance between each level:
•Below Threshold: 0%
•Threshold: 50%
•Target: 100%
•Maximum: 200%
EBITDA. Our financial metric, EBITDA, is one of the key ways in which we align executive compensation with our financial performance and the creation of shareholder value. See “Overall 2022 VCIP Performance” table above for our achievement during 2022 and the corresponding payout level.
Strategic Team Goals. Strategic team goals measure the achievement of pre-established company-wide goals designed to establish the foundation for achieving sustainable growth beyond the current year. The achievement of such strategic goals is determined by the Compensation Committee following the end of the performance period after evaluating management’s assessment of its own performance.
For all of our NEOs, the Compensation Committee considered the following goals in assessing performance against this metric:

•Pillar 1 – “Focused”: Design and implement a holistic customer and basin prioritization framework.
•Pillar 2 – “Value Driven”: Stabilize, build confidence and then expand the utilization of the Valaris Service Center, which is a third-party outsourcing function.
•Pillar 3 – “Responsible”: Establish a sustainability function to address: targets and reporting, customer engagement and opportunities in new energy.
•Value Goal – “Respect”: Develop a plan and implement actions to improve organizational health index scores.
•Backlog: Securing incremental backlog with a focus on improving utilization rates among active rigs, contracting success relative to peers and value accretive reactivation of additional floater(s).

See “Overall 2022 VCIP Performance” table above for our achievement during 2022 and the corresponding payout level.
Safety (Personal and Process). We include safety metrics in our VCIP program to emphasize operational safety as a priority in our company culture. The personal safety metric is based on the Recordable Severity Rate, which is calculated based upon the guidelines set forth by the International Association of Drilling Contractors, an industry group for the drilling industry, by taking into account the aggregate number of occurrences of work-related injuries or illnesses for every 200,000 employee hours worked. The process safety metric focuses on preventing catastrophic events such as loss of well control, fire, or explosion. The metric is based on the Process Safety Rate, which is determined by taking into account the aggregate number of process safety events above a certain severity level for every 200,000 employee hours worked. See “Overall 2022 VCIP Performance” table above for our achievement during 2022 and the corresponding payout levels.
Spill Prevention Performance. We include a spill prevention performance metric in our VCIP program to align our strategic goals with objectives that are important to our communities our shareholders. This metric is based on measuring the volume of hydrocarbon and non-hydrocarbon discharge in the course of operations, normalized against 200,000 employee hours worked and considers the impact of the type of substance released. This approach recognizes that a larger spill volume of one type of material (such as brine) may not have the same impact of a smaller volume of a more hazardous material (such as hydrocarbons). See “Overall 2022 VCIP Performance” table above for our achievement during 2022 and the corresponding payout level.
Downtime. The downtime metric is included in our 2022 VCIP as an incentive to achieve strong operational performance. Downtime measures refer to any period when one of our rigs is under contract but not operational due to equipment failure or other unplanned stoppages attributable to us, resulting in a reduced or zero day rate revenue. This is a key metric that measures our ability to efficiently monetize our assets and avoid costly contractual loss of revenue associated with downtime and includes both jackup and floater downtime. The weighting between jackup and floater downtime was 6% and 4%, respectively, based on the active rig ratio as of December 31, 2022. See “Overall 2022 VCIP Performance” table above for our achievement during 2022 and the corresponding payout levels.

44	Valaris Limited	valaris.com

Compensation Discussion and Analysis
Long-Term Equity Incentive Awards
Our long-term incentive compensation program is designed to emphasize the retention of our executive talent and reward our NEOs for the achievement of long-term performance goals. The long-term equity incentive awards held by our NEOs were granted under our MIP either (1) in connection with our emergence from bankruptcy in 2021, or (2) upon the appointment or promotion of such NEO. As a result, regular annual equity grants were not made to our executive officers in 2022.
In light of the interim nature of his CFO position, Mr. Gibbins continued to participate in our non-executive officer compensation program in 2022. Under this program, Mr. Gibbins received an RSU grant in 2022 that will vest in three equal installments on each anniversary of July 1, 2022. Such RSUs are subject to the same terms and conditions as the time-based emergence RSUs granted in 2021, described below, except that they do not provide for deferred settlement, any acceleration upon a resignation for good reason and do not include a requirement that any retirement occur at least 12 months after the grant date.
Emergence Awards
In connection with our emergence from bankruptcy in April 2021, Messrs. Gibbins, Luca, and Vukadin forfeited all of their previously outstanding equity awards. In July 2021, the Compensation Committee, in consultation with LB&Co, approved emergence equity awards under our MIP.
Time-based RSUs. A total of 20% of the executive emergence equity awards granted in July 2021 were in the form of time-based RSUs that vest ratably in three annual installments. The settlement of all vested RSUs granted to our executive officers, however, is deferred until July 2024 to further align executive and shareholder interests. These RSUs are subject to full acceleration in the event of a change in control and pro-rata vesting in the event of a termination without cause, resignation for specific good reason events, retirement that occurs at least 12 months following the date of grant, death, or disability. Even if an event occurs that waives the continued service vesting requirement, settlement of the RSUs is not accelerated, except in the case of a change in control, retirement, or death. The award agreements for such grants include customary confidentiality, non-compete, non-solicit and non-disparagement covenants. Mr. Vukadin’s and Mr. Gibbin’s 2021 RSU awards do not provide for deferred settlement, any acceleration upon a resignation for good reason and do not include a requirement that any retirement occur at least 12 months after the grant date as it was granted prior to their respective non-executive officer status in July 2021. However, see Executive Appointment Grants below.
Performance-based RSUs. The remaining 80% of the executive emergence MIP awards were in the form of PSUs that are allocated and vest based on three performance goals and subject to achievement of those performance goals. The performance goals are based on (1) designated share price hurdles whereby our closing stock price must equal or exceed certain market price targets for ninety consecutive trading days (the “Share Price PSUs”) (70%), (2) relative return on capital employed (“Relative ROCE”) as compared to a specified peer group (“Relative ROCE PSUs”) (20%), and (3) specified annual strategic goals as established by the Compensation Committee (the “Strategic PSUs”) (10%). All of the PSUs are payable in equity following the three-year performance period ending on June 30, 2024 with the final payouts ranging from 0% to 150% of target PSUs granted based on performance against the applicable objectives. Although the Strategic PSUs are based on annual performance period, such PSUs will be settled at the same time as the Share Price PSUs and Relative ROCE PSUs, subject to the executive’s continued employment (except as noted below for certain terminations). Neither Mr. Gibbins nor Mr. Vukadin received an emergence PSU award in July 2021 as such awards were granted prior to their respective executive officer statuses. However, see "Executive Appointment Grants" below.
The share price and Relative ROCE metrics serve to align performance and compensation with shareholder interests and constitute meaningful measures of capital efficiency in our industry. The strategic team goals, which are determined on an annual basis, ensures the establishment of short-term objectives in light of our long-term strategic goals. Specifically, the performance metrics are:

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Compensation Discussion and Analysis

Share Price PSUs (70% of award)
The PSUs allocated to this metric vest as follows:
•50% - Valaris common shares achieve closing price of $45 for at least 90 consecutive trading days
•100% - Valaris common shares achieve closing price of $55 for at least 90 consecutive trading days
•150% - Valaris Common Shares achieve closing price of $75 for at least 90 consecutive trading days

Relative ROCE PSUs (20% of award)
From 0% to 150% of the PSUs allocated to this metric vest based on our Relative ROCE over the performance period as compared to the ROCE of a peer group comprised of the following companies:
•The Drilling Company of 1972 A/S (Maersk Drilling)(1)
•Transocean Ltd.
•Noble Corporation
•Borr Drilling Limited
•Shelf Drilling Ltd.
•Diamond Offshore Drilling, Inc.
•Odfjell Drilling Ltd.
•Patterson-UTI Energy, Inc.
•Helmerich & Payne, Inc.

Strategic PSUs (10% of award)
From 0% to 150% of the PSUs allocated to this metric vest upon the achievement of certain strategic team goals for each year of the three-year performance period.
Each performance period for purposes of the Strategic PSUs are from July 1st to June 30th, beginning with the first performance period of July 1, 2021 through June 30, 2022 (the “Year 1 Strategic PSUs”).

(1)On October 3, 2022, The Drilling Company of 1972 A/S (Maersk Drilling) completed its business combination with Noble Corporation. As a result, the Relative ROCE metric will be adjusted to remove such company.
All of the PSUs vest upon a change in control, to the extent earned, based on achievement of the applicable performance objectives through such change in control event. In addition, a pro-rata portion of the PSUs will remain outstanding and eligible to vest based on actual performance over the full performance period in the event of a termination without cause, resignation for certain good reason events, retirement that occurs at least 12 months following the date of grant, death or disability. The award agreements for such grants include customary confidentiality, non-compete, non-solicit and non-disparagement covenants.
Executive Appointment Grants
In connection with their appointments as executive officers, and to align their equity incentives with our other members of the leadership team, Messrs. Dibowitz, Weber, Lyne and Vukadin were each granted MIP awards with the same terms and conditions as the emergence MIP awards described above, including with respect to settlement, change in control, and termination of employment, except that (1) Mr. Vukadin’s time-based RSUs vested 10% on July 19, 2022 and will vest 45% on July 19, 2023 and 45% on July 19, 2024, (2) Messrs. Weber and Lyne’s time based RSUs vest in two equal installments on each of July 19, 2023 and July 19, 2024, and (3) the Strategic PSUs granted to Messrs. Weber, Lyne and Vukadin do not include the Year 1 Strategic PSUs, in each case, to account for the later grant date of these awards (however, the other vesting and performance criteria of such awards generally align with the emergence awards described above).
Year 1 Strategic PSU Achievement & Share Price PSU Attainment
The strategic team goals for the Year 1 Strategic PSUs were established by the Compensation Committee in July 2021. In July 2022, the Compensation Committee determined an achievement of 102% after considering a variety of factors including:

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Compensation Discussion and Analysis
•the Company’s safe and efficient operational track record;
•contract backlog additions and rig reactivations completed during the performance period;
•the Company’s establishment of the sustainability function;
•management’s successful communication of the new Company strategy to stakeholders, both internally and externally; and
•the Company’s strategic approach to an internal restructuring transaction to increase financial flexibility and initial steps taken in improving the Company’s capital structure.
As a result, the following Year 1 Strategic PSUs were earned:

Executive Officer	Year 1 Target Strategic PSUs	X	2022 Achievement	=	Earned Year 1 Strategic PSUs
Anton Dibowitz	16,232		102%		16,557
Gilles Luca	5,521		102%		5,632
On November 30, 2022, the Company attained the first $45 share price performance hurdle for the Share Price PSUs. As a result, 50% of the PSUs allocated to the Share Price PSU metric were earned on such date.

Executive Officer	Target Share Price PSUs	X	Achievement	=	Earned Share Price PSUs
Anton Dibowitz	340,866		50%		170,433
Christopher Weber	42,668		50%		21,334
Gilles Luca	115,927		50%		57,963
Matthew Lyne	42,668		50%		21,334
Davor Vukadin	14,968		50%		7,484
These earned Strategic PSUs and Share Price PSUs remain outstanding and subject to time-based vesting requirements through the date the Compensation Committee certifies the final total number of earned PSUs after June 30, 2024.
Also, in February 2023, after the Company’s stock price had traded at or above a $55 share price for 90 consecutive trading days, an additional 50% of the Share Price PSUs was earned, resulting in an aggregate achievement of 100% of the Share Price PSUs. These earned Share Price PSUs are not reflected in the table above.
Year 2 Strategic PSU Goals
The strategic team goals for the Strategic PSUs for the second performance period of July 1, 2022 through June 30, 2023 (the “Year 2 Strategic PSUs”) were established by the Compensation Committee in July 2022. The goals were determined by the Compensation Committee in light of our achievements during 2021, our long-term strategic growth objectives, and areas of value to our shareholders. The strategic goals for the Year 2 Strategic PSUs were set around achieving and progressing strategic milestones and strategies in certain key basins, optimizing the Company's capital structure and progressing the company's ESG strategy.
Other Compensation
Retirement Benefits
Our U.S.-based employees, including all NEOs other than Mr. Lyne, are eligible to participate in the Valaris Savings Plan (the "Savings Plan"). The Savings Plan is a tax-qualified 401(k) plan, pursuant to which participants may defer compensation on a tax favorable basis and receive employer matching contributions. For 2022, the matching contribution provided to all plan participants was 4% of eligible compensation deferrals, subject to applicable limits under the U.S. Internal Revenue Code of 1986, as amended. Effective as of January 1, 2023, this matching contribution was increased to 5% of eligible compensation deferrals.
Mr. Lyne participates in the Valaris UK Retirement Savings Plan. The Valaris UK Retirement Savings Plan allows eligible employees to make tax-deferred contributions to the plan and receive matching contributions. For 2022, the matching contribution provided for Mr. Lyne was equal to 4% of his eligible compensation deferrals.

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Compensation Discussion and Analysis
Effective as of January 1, 2023, this matching contribution was increased to 5% of eligible compensation deferrals.
Mr. Luca is a participant in a frozen Supplemental Executive Retirement Plan (the “SERP”). Mr. Gibbins participates in a legacy supplemental executive retirement plan (the "Legacy SERP") and a legacy defined benefit pension plan (the "Pension Plan"), both of which were frozen in 2018. See “Pension Benefits” for additional information regarding the SERP, Legacy SERP and Pension Plan.
Perquisites and Other Personal Benefits
Consistent with our Compensation Committee’s philosophy, the only perquisite that any NEOs receive are overseas allowances. The following is a summary of the 2022 overseas allowances provided to Mr. Luca during his assignment in London through July 2022. None of our other NEOs are expatriates that receive any form of overseas allowances.
Primary Components of Our London Overseas Allowances
•Monthly housing allowance;
•Cost of living allowance;
•Dependent tuition allowance; and
•Tax equalization payments, including tax equalization payments on housing allowances and non-cash expatriate benefits, such as dependent tuition allowance.
A non-U.S. expatriate package was also provided to Mr. Luca in connection with his re-location to Houston, Texas in August 2022, which will be provided for a one-year period. The main components of the August 2022 allowances and reimbursements provided to Mr. Luca consist of the following:
•Monthly housing allowance;
•Monthly transportation allowance;
•Tax equalization on housing and transportation allowances; and
Mr. Lyne also received reimbursements for his tax preparation services in the UK and legal costs incurred in negotiating the Lyne Employment Agreement (which is described below). Such amounts provided during 2022 are included in the “All Other Compensation Table” in Executive Compensation.
The Compensation Committee believes that the allowances and reimbursements are consistent with the philosophy and objectives of our executive compensation program, for the following reasons:
•They are primarily “make-whole” payments, not designed to increase wealth. They aim to keep the executive in the same financial position as if the executive had not been asked to relocate or if the executive received compensation from a foreign-based employer.
•They are consistent with expatriate packages paid to other employees at the Company and at other companies. We pay similar allowances to our other salaried employees and our peer group companies pay similar allowances and benefits to executives and salaried employees. The Company periodically reviews market data surrounding overseas allowances and reimbursements, allowing us to ensure that our allowances and reimbursements are in line with prevailing competitive practices.
•They promote stability among our executive management team, as the applicable executive may decide to take positions with companies based in or near their home jurisdiction if relocating (or working for foreign-based companies) would put them at a significant financial disadvantage.
Our perquisites remain subject to continued periodic review by the Compensation Committee to ensure that such payments are appropriate and remain consistent with prevailing competitive practices and the philosophy and objectives of our compensation program.

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Compensation Discussion and Analysis
Employment Agreements and Severance Plans
Anton Dibowitz
On December 8, 2021, in connection with Mr. Dibowitz’s appointment as our President and CEO, he entered into an employment agreement with the Company and Ensco Corporate Resources LLC (the “Dibowitz Employment Agreement”). Under the Dibowitz Employment Agreement, Mr. Dibowitz is entitled to an annual base salary of $950,000 and a target annual bonus of 115% of his base salary. Further information regarding the Dibowitz Employment Agreement is provided in "Termination or Change in Control Payments and Benefits," below.
Gilles Luca
Mr. Luca is a party to a change in control severance agreement previously entered into with Ensco plc (the “Luca CIC Agreement”). Under the terms of the Luca CIC Agreement, if a change in control occurs and Mr. Luca’s employment is terminated (1) without Cause or for Good Reason (each as defined in the Luca CIC Agreement) during the three months preceding the change in control, or (2) for any reason other than by him without Good Reason or by the Company for Cause during the 12 months following the change in control, subject to his execution of a customary release, he will be entitled to a severance payment equal to: (A) one times his highest annual base salary in effect at any time within 12 months preceding the change in control, and (B) one times his target annual bonus for the change in control year. Mr. Luca will also be entitled to one year of subsidized health continuation coverage. The Luca CIC Agreement also includes customary confidentiality and non-disparagement covenants.
Mr. Luca is also eligible to participate in the Valaris Executive Severance Plan, as described in "Termination or Change in Control Payments and Benefits," below, and would receive the greater of the above benefits or the benefits under that plan in the event of a qualifying termination of employment in connection with a Change in Control.
Matthew Lyne
On May 24, 2022, in connection with Mr. Lyne’s appointment as our SVP and CCO, he entered into an employment agreement with Ensco Services Limited (the “Lyne Employment Agreement”). Under the Lyne Employment Agreement, Mr. Lyne is entitled to (1) an annual base salary of £447,155, (2) a target annual bonus of 90% of his base salary, (3) an initial equity award with a target value of $4,125,000 (see “Long-Term Equity Incentive Awards” above for additional information), and (4) participation in a retirement plan pursuant to which the Company will make contributions equal to 4% of his base salary. In addition, he is also eligible to receive reimbursement of reasonable accounting costs associated with (1) tax preparation services in the UK, and (2) the resolution of any tax disputes that may result from payments received in connection with his employment. He received reimbursements of his legal costs incurred in connection with the negotiation of the Lyne Employment Agreement. The Lyne Employment Agreement also includes customary confidentiality and invention assignment covenants. Pursuant to the Lyne Employment Agreement, six months prior notice is required to terminate his employment (and in case of the Company, the Company may provide a payment in lieu thereof equal to his base salary over such notice period), unless the termination is for Cause (as defined in the Lyne Employment Agreement) or for his absence from work due to illness or injury for at least six months.
Mr. Lyne is also eligible to participate in the Valaris Executive Severance Plan (the “Executive Severance Plan”), which is described in "Termination or Change in Control Payments and Benefits," below, and entitled to receive any benefits thereunder subject to his execution of a settlement agreement (in lieu of the release required under the Executive Severance Plan). In the event of his termination for Good Reason (as defined in the Executive Severance Plan) he will not be required to provide six months’ notice of termination but will instead follow the procedure set out in the Executive Severance Plan. Any severance benefits under the Executive Severance Plan will be inclusive of any payments he would otherwise be entitled to, including any payment in lieu of his notice period. The definition of “Disability” for the purposes of the Executive Severance Plan would also be satisfied for him if he is unable to perform his duties due to illness or injury for more than six months.
Executive Severance Plan
Further information regarding the Executive Severance Plan is provided in "Termination or Change in Control Payments and Benefits," below.
Non-Executive Severance Plan
Further information regarding the Valaris Non-Executive Severance Plan is provided in "Termination or Change in Control Payments and Benefits," below.

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Other Executive
Compensation Matters
Share Ownership Guidelines
Under our share ownership guidelines, which are intended to further encourage accumulation of share ownership, NEOs, within five years of being appointed to their position, are required to own shares having a value of at least:

CEO:	6x base salary
SVPs:	2x base salary
Vice Presidents:	1x base salary
Officers who are not in compliance with the ownership requirements under the guidelines are subject to a holding period for all equity interests of the Company he or she owns, except as required to satisfy tax withholding obligations, until compliance is achieved. The guidelines are included in our Corporate Governance Policy. All of our NEOs are currently within their initial five-year share ownership accumulation period.
Clawbacks and Award Disqualifications
We have clawback and award disqualification provisions in our MIP and VCIP. Using this authority, the Compensation Committee may seek to claw back equity incentive awards under any clawback policy adopted by the Company or reduce the size of cash incentive awards for executive officers who violate our Code of Business Conduct or in the case of financial restatements. We intend to adopt a clawback policy consistent with the requirements of Rule 10D-1, upon or prior to the effectiveness of final listing standards from the New York Stock Exchange implementing such rule.
Hedging Policy
We have a Securities Trading Policy that specifically prohibits directors, NEOs and certain other employees from (1) engaging in short-sales of the Company’s shares, (2) engaging in any hedging transactions of any kind related to our securities, and (3) purchasing shares through a margin account. Due to the difficulty in monitoring compliance with a company-wide hedging prohibition and the relatively smaller share holdings of our employees generally, we do not prohibit hedging transactions by other employees that are not subject to the anti-hedging provisions of our Securities Trading Policy.
Pledging Policy
We have a policy prohibiting officers and directors from pledging Company shares. The Compensation Committee requires that the officers and directors confirm annually that they do not hold shares subject to a pledging arrangement. None of our officers or directors hold shares subject to a pledging arrangement.

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Other Executive Compensation Matters
Tax Deductibility of Compensation
Section 162(m) of the Code (“Section 162(m)”) generally disallows a U.S. federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1 million in any taxable year to any “covered employee”, which generally includes our NEOs. We generally expect that compensation paid to our applicable NEOs in excess of $1 million will not be deductible under Section 162(m). The Compensation Committee will continue to consider the tax deductibility of compensation to our NEOs and will continue to seek to minimize the tax impact of compensation on the Company wherever that minimization does not conflict with our overall executive compensation philosophy.
Compensation Risk Assessment
The Compensation Committee carefully considers the relationship between risk and our overall compensation policies, programs and practices for executive officers and other employees. The Compensation Committee continually monitors the Company’s general compensation practices, specifically the design, administration and assessment of our incentive awards, to identify any components, measurement factors or potential outcomes that might create an incentive for excessive risk-taking detrimental to the Company. The Compensation Committee paid particular attention to potential unintended consequences associated with the administration of the VCIP and MIP awards and their related measurement criteria and goals and determined that such goals and performance criteria did not encourage excessive risk-taking. Accordingly, the Compensation Committee, in consultation with LB&Co., determined that our compensation programs and policies do not encourage participation in high-risk activities that are reasonably likely to have a material adverse effect on the Company.

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Compensation
Committee Report
The Compensation Committee has reviewed and discussed CD&A for the year ended December 31, 2022 with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board that CD&A be included in the Company’s proxy statement on Schedule 14A for the 2023 Annual General Meeting of Shareholders.
Submitted by the Compensation Committee:
Joseph Goldschmid, Chair
Elizabeth D. Leykum
James W. Swent, III
April 11, 2023

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Executive
Compensation
Summary Compensation Table
The table below summarizes the total compensation paid or awarded to each of our 2022 NEOs for the fiscal years ended December 31, 2022, 2021 and 2020. Messrs. Dibowitz, Gibbins, and Luca were not NEOs for the fiscal year ended December 31, 2020. Messrs. Weber, Lyne, and Vukadin were not NEOs for the fiscal years ended December 31, 2021 or 2020.

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Share Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Change in Pension Value and NQDC Earnings ($)(7)	Total ($)
Anton Dibowitz President and Chief Executive Officer	2022	950,000	—	692,457	655,500	14,090	—	2,312,047
	2021	271,115	—	14,683,726	432,426	31,832	—	15,419,099
Christopher Weber Senior Vice President, Chief Financial Officer	2022	217,885	—	3,564,929	122,869	7,356	—	3,913,039
Gilles Luca Senior Vice President, Chief Operating Officer	2022	529,038	1,000,000	235,483	282,495	551,151	—	2,598,167
	2021	525,000	—	3,921,762	1,067,794	424,162	—	5,938,718
Matthew Lyne(8) Senior Vice President, Chief Commercial Officer	2022	149,161	—	3,209,617	81,146	14,651	—	3,454,575
Davor Vukadin Senior Vice President, General Counsel and Secretary	2022	321,462	197,500	1,760,048	116,939	10,841	—	2,406,790
Darin Gibbins Vice President, Investor Relations and Treasurer	2022	345,288	32,801	528,155	103,192	11,158	—	1,020,594
	2021	308,077	28,000	370,271	295,969	747	—	1,003,064
(1)Mr. Dibowitz was appointed as Interim President and CEO in September 2021 and President and CEO in December 2021. Mr. Gibbins was originally appointed as Interim CFO during 2021. Mr. Weber was appointed as our SVP, CFO effective in July 2022 and in connection with such appointment, Mr. Gibbins stepped down as Interim CFO and remains employed as our Vice President, Investor Relations and Treasurer. Mr. Lyne was appointed as our SVP, CCO in September 2022 and Mr. Vukadin was appointed as our SVP, GC in May 2022. We are not required to (and did not) provide compensation totals for the periods in which the aforementioned persons were not NEOs.
(2)The amounts disclosed in this column, for all NEOs other than Mr. Lyne, include amounts voluntarily deferred under the Savings Plan, our tax-qualified 401(k) retirement plan. The amounts disclosed for Mr. Lyne include amounts deferred under the Valaris UK Retirement Savings Plan.
(3)The amounts disclosed in this column in 2022 for Messrs. Luca and Vukadin represent cash retention payments made in the applicable year. See "Supplemental Awards and Retention Bonuses" in CD&A above.
The amounts disclosed in this column in 2022 and 2021 for Mr. Gibbins represents his supplemental bonus award and a one-time bonus paid upon our emergence from bankruptcy, respectively.
(4)The amounts disclosed in this column represent the aggregate grant date fair value of RSUs and PSUs granted in 2022 and 2021. The strategic goals for the Year 1 and Year 2 Strategic PSUs were established in 2021 and 2022, respectively, and only the portions of the award deemed granted for financial accounting purposes are included for the applicable years. The remaining portion of the Strategic PSUs (Year 3) will be deemed granted for financial accounting purposes and reported for the 2023 fiscal year. Mr. Gibbins did not receive an award of PSUs in 2022 or 2021 because he participated in our non-executive officer long-term incentive program and received his 2021 award entirely in the form of time-based RSUs that vest and settle ratably in three equal annual installments. See "Grant of Plan-Based awards" table for additional information regarding the RSUs and PSUs granted in 2022.

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Executive Compensation
The grant date fair value of RSU and PSU awards are measured using the market value of our shares on the date of grant and for the PSUs include the estimated probable payout on the date of grant, respectively, as described in “Note 11 Share Based Compensation” included in “Financial Statements and Supplementary Data” to our 2022 Annual Report. See the “Long-Term Equity Incentive Awards” section of CD&A for additional information.
The grant-date fair value per unit for the Relative ROCE PSUs and the Strategic PSUs was equal to the closing price of the Company's common shares on the grant date as follows:

	2022		2021
Name	Grant Date	Stock Price	Grant Date	Stock Price
Anton Dibowitz(a)	7/19/2022	$42.66	12/8/2021	$32.01
Christopher Weber	8/3/2022	$49.68	N/A	N/A
Gilles Luca(a)	7/19/2022	$42.66	7/19/2021	$25.02
Matthew Lyne	9/26/2022	$46.90	N/A	N/A
Davor Vukadin(b)	7/19/2022	$42.66	N/A	N/A
	6/1/2022	$61.82	N/A	N/A
(a)For Messrs. Dibowitz and Luca, the 2022 grants represent the Year 2 Strategic PSUs which were established and deemed granted in 2022. See the “Long-Term Equity Incentive Awards” section of CD&A for additional information.
(b)For Mr. Vukadin, the Relative ROCE PSUs were granted on 6/1/2022 and the Year 2 Strategic PSUs were granted on 7/19/2022.
The Share Price PSUs were valued at the date of grant using a Monte Carlo simulation, which included assumptions related to expected price volatility, the risk free interest rate and expected dividend yield as follows:

Name	Grant Date	Expected Price Volatility	Expected Dividend Yield	Risk Free Interest Rate	Fair Value per Stock Price PSU
Anton Dibowitz	12/8/2021	58%	—	0.85%	$14.07
Christopher Weber	8/3/2022	61%	—	3.08%	$32.04
Gilles Luca	7/19/2021	67%	—	0.37%	$11.04
Matthew Lyne	9/26/2022	62%	—	4.20%	$27.81
Davor Vukadin	6/1/2022	59%	—	2.66%	$49.87
While the Summary Compensation Table represents the grant-date fair value of the PSUs granted, if the maximum level of payout were to be achieved by our NEOs, the aggregate value of the PSU awards reported for 2022 based on the closing price on the date of grant would be as follows:

Name	Grant Date Fair Value at Maximum ($)(a)
Anton Dibowitz	1,038,686
Christopher Weber	4,315,231
Gilles Luca	353,225
Matthew Lyne	4,073,758
Davor Vukadin	1,852,809
(a)For Messrs. Dibowitz and Luca, the amount disclosed represent the maximum level payout for the Year 2 Strategic PSUs which were established and deemed granted in 2022.
(5)The amounts disclosed in this column represent bonuses earned for the 2022 and 2021 plan years pursuant to the VCIP. Although the amounts for the second half of the 2021 VCIP and the 2022 VCIP were not paid until the following calendar year, amounts shown in the 2021 and 2022 column, respectively, include the bonuses earned for services during such years. See the “VCIP Annual Bonus” section of CD&A for additional information regarding our 2022 VCIP.

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(6)The amounts disclosed in this column represents all other compensation as follows:

Name	Overseas Allowances ($)(a)	Group Term Life Insurance ($)(b)	Defined Contribution Savings Plans ($) (c)	Other ($)	Total ($)
Anton Dibowitz	—	1,890	12,200	—	14,090
Christopher Weber	—	587	6,769	—	7,356
Gilles Luca	534,649	1,355	8,461	6,686	551,151
Matthew Lyne(d)	—	712	1,549	12,390	14,651
Davor Vukadin	—	857	9,984	—	10,841
Darin Gibbins	—	866	10,292	—	11,158
(a)Overseas allowances and reimbursements paid to Mr. Luca included the following and are described in the “Other Compensation – Perquisites and Other Personal Benefits” section in CD&A:

Name	Cost of Living Allowance ($)	Housing Allowance ($)	Tax Equalization ($)	Transportation Allowance ($)	Dependent Tuition Allowance ($)	Other ($)(i)	Total ($)
Gilles Luca	10,592	78,275	362,870	2,695	57,609	22,608	534,649
(i)The Other column consists of relocation expenses for Mr. Luca.
(b)The amounts disclosed in this column represent the group term life insurance premiums paid for each NEO.
(c)The amounts disclosed in this column represent Company matching contributions paid into each NEO’s Savings Plan account for all NEOs except for Mr. Lyne. For Mr. Lyne, the amount disclosed represents Company matching contributions paid into the UK Retirement Savings Plan.
(d)The amount disclosed for Mr. Lyne in "Other" represents expenses paid by the Company during 2022 related to Mr. Lyne’s legal costs incurred in connection with the negotiation of his employment agreement. Mr. Lyne resides in the U.K. and the aforementioned expenses were paid in GBP. These values have been converted to USD using the exchange rate of 1.239, which represents the average exchange rate over 2022.
(7)The Company qualified as a "smaller reporting company" under SEC rules during the years ending December 31, 2020 and December 31, 2021 and was not required to disclose amounts in this column for those periods.
(8)Mr. Lyne resides in the U.K. and his base salary, 2022 VCIP award and all other compensation were paid in GBP. These values have been converted to USD using the exchange rate of 1.239, which represents the average exchange rate over 2022.

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Executive Compensation
Grants of Plan-Based Awards Table
The table below contains information regarding VCIP annual bonus opportunities and RSU and PSU awards granted to our NEOs during the fiscal year ended December 31, 2022:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards Number of shares of stock or units (#)(3)	Grant Date Fair Value of Stock Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Anton Dibowitz	N/A	546,250	1,092,500	2,185,000	—	—	—	—	—
	7/19/2022	—	—	—	8,116	16,232	24,348	—	692,457
Christopher Weber	N/A	102,391	204,781	409,562	—	—	—	—	—
	8/3/2022	—	—	—	28,954	57,907	86,861	—	2,807,806
	8/3/2022	—	—	—	—	—	—	15,240	757,123
Gilles Luca	N/A	235,413	470,825	941,650	—	—	—	—	—
	7/19/2022	—	—	—	2,760	5,520	8,280	—	235,483
Matthew Lyne	N/A	67,622	135,243	270,486	—	—	—	—	—
	9/26/2022	—	—	—	28,954	57,907	86,861	—	2,494,861
	9/26/2022	—	—	—	—	—	—	15,240	714,756
Davor Vukadin(4)	N/A	97,449	194,898	389,796	—	—	—	—	—
	7/19/2022	—	—	—	535	1,069	1,604	—	45,603
	6/1/2022	—	—	—	9,622	19,244	28,866	—	1,383,893
	6/1/2022	—	—	—	—	—	—	5,347	330,552
Darin Gibbins	N/A	85,993	171,986	343,972	—	—	—	—	—
	8/3/2022	—	—	—	—	—	—	5,544	275,426
	7/1/2022	—	—	—	—	—	—	5,898	252,729
(1)The amounts disclosed in these columns represent the threshold, target and maximum potential payouts based upon the achievement of performance goals under the 2022 VCIP program. The amounts earned by our NEOs under the 2022 VCIP program are reflected in the "Non-Equity Incentive Plan Compensation" column of the “Summary Compensation Table.” For Mr. Weber and Mr. Lyne, final earned awards were pro-rated based on their respective start dates. Mr. Lyne’s threshold, target and maximum award opportunities were converted from GBP to USD using the exchange rate of 1.239, which represents the average exchange rate over 2022.
(2)The amounts disclosed in these columns represent the threshold, target and maximum payouts for the PSU awards granted during 2022. For Messrs. Dibowitz, Luca and Vukadin, the amounts represent the Year 2 Strategic PSUs that were deemed granted on July 19, 2022 for financial accounting purposes. For Messrs. Weber, Lyne, and Vukadin, the amounts represent the PSU awards granted upon their respective appointments as executive officers including the Year 2 Strategic PSUs, but not the Year 3 Strategic PSUs. See the “Long-Term Equity Incentive Awards” section of CD&A for additional information.
(3)The amounts disclosed in this column reflect the number of RSUs granted to each NEO.
(4)Mr. Vukadin's Share Price PSUs and ROCE PSUs were granted on June 1, 2022 while the Year 2 Strategic PSUs were granted on July 19, 2022.

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Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information regarding the unvested RSU and PSU awards held by our NEOs as of December 31, 2022.

	Share Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Anton Dibowitz	7/1/2021	8,620	(3)	582,884	—		—
	12/8/2021	68,869	(4)	4,656,922	—		—
	12/8/2021	170,433	(5)	11,524,679	—		—
	12/8/2021	16,557	(6)	1,119,584	—		—
	12/8/2021	—		—	340,866	(10)	23,049,359	(10)
	12/8/2021	—		—	97,390	(11)	6,585,512	(11)
	7/19/2022	—		—	16,232	(11)	1,097,608	(11)
Christopher Weber	8/3/2022	15,240	(4)	1,030,529	—		—
	8/3/2022	21,334	(5)	1,442,605	—		—
	8/3/2022	—		—	42,668	(10)	2,885,210	(10)
	8/3/2022	—		—	12,191	(11)	824,355	(11)
	8/3/2022	—		—	3,048	(11)	206,106	(11)
Gilles Luca	7/19/2021	27,602	(4)	1,866,447	—		—
	7/19/2021	57,963	(5)	3,919,458	—		—
	7/19/2021	5,632	(6)	380,836	—		—
	7/19/2021	—		—	115,927	(10)	7,838,984	(10)
	7/19/2021	—		—	33,122	(11)	2,239,710	(11)
	7/19/2022	—		—	5,520	(11)	373,262	(11)
Matthew Lyne	9/26/2022	15,240	(4)	1,030,529	—		—
	9/26/2022	21,334	(5)	1,442,605	—		—
	9/26/2022	—		—	42,668	(10)	2,885,210	(10)
	9/26/2022	—		—	12,191	(11)	824,355	(11)
	9/26/2022	—		—	3,048	(11)	206,106	(11)
Davor Vukadin	7/19/2021	6,410	(7)	433,444	—		—
	6/1/2022	4,812	(4)	325,387	—		—
	6/1/2022	7,484	(5)	506,068	—		—
	6/1/2022	—		—	14,968	(10)	1,012,136	(10)
	6/1/2022	—		—	4,276	(11)	289,143	(11)
	6/1/2022	—		—	1,069	(11)	72,286	(11)
Darin Gibbins	7/19/2021	9,866	(7)	667,139	N/A		N/A
	7/1/2022	5,898	(8)	398,823	N/A		N/A
	8/3/2022	5,544	(9)	374,885	N/A		N/A
(1)Value is based on the closing price per common share on December 30, 2022, the last trading day of 2022, of $67.62.
(2)The PSUs grants other than the Year 3 Strategic PSUs, which have not been granted for financial reporting purposes, are included in this column. These awards vest and are payable from 0% to 150% of the target units granted subject to attainment of the applicable performance objectives.

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(3)Emergence director award that vests annually in equal installments through June 15, 2024.
(4)Vests annually in equal installments through July 19, 2024, with settlement of all vested units deferred until after July 19, 2024.
(5)Represents the Share Price PSUs which were earned during 2022, at 50% of the target number of units granted, with common shares closing at $45 or more for 90 consecutive trading days; these awards will not vest until July 19, 2024, after the completion of the three year service period.
(6)Represents the Year 1 Strategic PSUs which were earned during 2022, but will not vest until July 19, 2024, after the completion of the three year service period.
(7)Vests annually in equal installments through July 19, 2024.
(8)Vests annually in equal installments through July 1, 2025.
(9)Vests annually in equal installments through August 3, 2025.
(10)Unearned Share Price PSUs reflect the number of units that are earned upon the achievement of $55 and $75 closing common share price for at least 90 consecutive trading days, representing 100% to 150% of the target number of units granted, respectively, following a three-year performance period that ends June 30, 2024 subject to the attainment of applicable performance objectives. The $55 Share Price PSUs were earned in February 2023.
(11)Unearned Relative ROCE PSUs and Year 2 Strategic PSUs, respectively, reflect the target number of units, the next level above threshold, based on performance estimated through December 31, 2022. Awards vest at 0% to 150% of the target number of units granted following a three-year performance period that ends June 30, 2024 subject to attainment of applicable performance objectives.

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Executive Compensation
Shares Vested Table
The following table sets forth information regarding RSUs that vested during the year ended December 31, 2022, including certain RSUs that remain subject to deferred settlement features as described under “Nonqualified Deferred Compensation” below. The share award value realized is calculated by multiplying the number of shares shown in the table by the closing price of our stock on the date the share awards vested. No stock options were granted to or exercised by our NEOs during 2022, and there were no stock options held by any NEOs as of December 31, 2022. No share awards vested for Messrs. Weber and Lyne during 2022.

	Share Awards
Name	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Anton Dibowitz(1)	44,249	2,018,245
Gilles Luca(2)	13,801	588,751
Davor Vukadin(3)	3,740	159,548
Darin Gibbins	4,933	210,442
(1)The settlement of 34,435 of the 44,249 vested shares for Mr. Dibowitz has been deferred until after July 19, 2024. Of those deferred vested shares, 1,143 were withheld to satisfy tax obligations.
(2)The settlement of all of Mr. Luca's vested shares has been deferred until after July 19, 2024.
(3)The settlement of 535 of the 3,740 vested shares for Mr. Vukadin has been deferred until after July 19, 2024. Of those deferred vested shares, 17 vested shares were withheld to satisfy tax obligations.
Pension Benefits
Pension Plan
The Pension Plan is a qualified defined benefit plan under the U.S. Internal Revenue Code in which Mr. Gibbins participates. The Pension Plan was frozen effective as of 30 June 2018, both as to the entry of new participants and as to additional pay credits.
Benefits under the Pension Plan are determined based on a traditional formula and a cash balance formula. Mr. Gibbins (having been hired prior to 1 January 2008) is eligible for, and vested in, the traditional formula and cash balance formula.
Traditional formula: The traditional formula was frozen on June 30, 2009 and provides a final average earnings type of pension benefit that is payable at normal or early retirement from the Company. Normal retirement occurs upon termination on or after age 60; early retirement can occur as early as age 40 as long as the employee has three years of service. Early retirement benefits are reduced by five percent per year for each year between ages 50 and 60 and reduced actuarially for each year between ages 40 and 50. Retirement benefits are calculated as the product of 1.75% times years of credited service through June 30, 2009, multiplied by the final annual eligible average compensation. Final annual eligible average compensation is calculated using the five highest consecutive years in the last 10 calendar years prior to June 30, 2009. Eligible pension compensation for the traditional formula generally included an employee’s salary.
Cash balance formula: The cash balance formula applies to eligible employees hired on or after 1 January 2008 and employees whose benefits under the traditional formula were frozen on 30 June 2009. Benefits under the cash balance formula are based on annual pay credits, which ceased effective 30 June 2018, and quarterly interest credits (based on the 10-year Treasury rate) to a cash balance account created on the participant’s hire date. Annual pay credits of 5% of an employee’s W-2 wages, excluding equity compensation, tax equalization payments and foreign or other premium adjustments, were provided to all eligible employees prior to the plan freeze date. Normal retirement occurs upon termination on or after age 60. Benefits are not reduced if an employee terminates employment prior to age 60. The cash balance formula allows the employee to elect the form of benefit payment from a few annuity options or a single sum payment option that are all actuarially equivalent.

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Supplemental Executive Retirement Plans
The legacy supplemental executive retirement plan (the "Legacy SERP"), which was frozen in 2018, was designed to replace benefits that would otherwise not be received due to limitations contained in the U.S. Internal Revenue Code that apply to qualified plans. It was frozen to new entrants and additional cash balance pay credits in connection with the freeze of the Pension Plan. Only Mr. Gibbins is a participant in the Legacy SERP.
Mr. Gibbins has a frozen traditional formula under the Legacy SERP that was determined by calculating the traditional formula benefit under the Pension Plan without regard to the qualified plan limits and then reducing it by the amount of the traditional formula benefit under the Pension Plan. These benefits commence six months after termination and are paid in the form that the NEO selected in 2008.
Further, Mr. Gibbins has a cash balance formula benefit under the Legacy SERP that is determined by calculating the cash balance formula benefit under the Pension Plan without regard to the qualified plan limits and then reducing it by the amount of the cash balance formula benefit under the Pension Plan. In addition, the cash balance benefit under the Legacy SERP includes a 5% pay credit on compensation over the qualified plan limit to make up for limitations under a legacy 401(k) savings plan. Distribution of these benefits commences six months after termination and are paid in a single sum payment.
The frozen Supplemental Executive Retirement Plan (the "SERP"), which prior to July 1, 2021 was not designated as a defined benefit plan, is a tax-deferred savings plan originally established for certain highly-compensated employees, including the NEOs, to permit participants to defer amounts in excess of the limitations imposed by the U.S. Internal Revenue Code on deferrals under our Savings Plan. The SERP was frozen to the entry of new participants in November 2019 and to future compensation deferrals as of January 1, 2020. Effective July 1, 2021, the SERP was amended to provide for quarterly credits of an interest equivalent based upon the rate of interest paid on ten-year United States treasury notes in November of the immediately preceding calendar year and the participant’s plan balances as of the first day of such quarter. Only Mr. Luca is a participant in the SERP and currently receives such quarterly credits.
None of the NEOs made any contributions to or received any withdrawals or distributions from the Legacy SERP or SERP during 2022.

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Pension Benefits Table
The table below shows the present value of accumulated defined benefit pension benefits for Messrs. Luca and Gibbins at December 31, 2022. We have provided the present value of accumulated benefits at December 31, 2022 using a discount rate of 5.06% for the SERP, 5.21% for the Pension Plan, and 5.18% for the Legacy SERP.

	Plan Name	Number of Years of Credited Service(#)(1)	Present Value of Accumulated Benefit($)(2)	Payments During Last Fiscal Year($)
Gilles Luca	SERP	15	532,664	—
Darin Gibbins	Pension Plan	12	100,024	—
	Legacy SERP	3	11,270	—
(1)Years of credited service for Messrs. Luca and Gibbins differ from actual years of service based on the date they satisfied the requirements under the applicable plans to participate in the plans and when the plans were frozen. Actual years of service with Valaris or its predecessor company for Messrs. Luca and Gibbins are 26 and 15 years, respectively. These differences did not result in any increased benefits for either NEO.
(2)The pension liabilities are based upon actuarial computations that reflect our assumptions about future events, including long-term asset returns, interest rates, annual compensation increases, mortality rates and other factors. A discussion of assumptions is set forth in "Note 12 Pension and Other Postretirement Benefits” included in “Item 8 Financial Statements and Supplementary Data” to our December 31, 2022 audited consolidated financial statements and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Management Estimates – Pension and Other Postretirement Benefits” in our 2022 Annual Report.
Nonqualified Deferred Compensation Table
One-third of the time-based RSUs granted to each of Messrs. Dibowitz and Luca in 2021 and 10% of the time-based RSUs granted to Mr. Vukadin in 2022 vested on July 19, 2022. Although fully vested, such RSUs are subject to deferred settlement and will not be paid until the date the Compensation Committee certifies the final total number of earned PSUs after June 30, 2024, which we expect will occur in the third quarter of 2024. Such awards are treated as non-qualified deferred compensation under the SEC’s disclosure rules.
Nonqualified Deferred Compensation Table For the Year Ended December 31, 2022

Name	Executive Contributions ($)(1)	Registrant Contributions ($)	Aggregate Earnings ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at FYE ($)(3)
Anton Dibowitz	1,420,223	—	830,960	—	2,251,183
Gilles Luca	588,751	—	344,473	—	933,224
Davor Vukadin	22,085	—	12,922	—	35,007
(1)The amounts disclosed in this column represent the value, as of the vesting date, of time-based RSUs which vested during 2022, but for which settlement has been deferred, net of shares issued and withheld for taxes.
(2)The amounts disclosed in this column represent the change in fair value from the vesting date to December 31, 2022 of time-based RSUs which vested during 2022 but for which settlement has been deferred.
(3)The amounts disclosed in this column represent the value, as of December 31, 2022, of the deferred RSUs.
Potential Payments Upon Termination or Change
in Control
Our NEOs are eligible to receive various payments under agreements entered into with the Company or severance plans sponsored by the Company. See “Other Compensation – Employment Agreements and Severance Plan” section of CD&A for a description of such agreements and plans.
For the RSUs granted to all of our NEOs, except for Mr. Gibbins' RSUs and Mr. Vukadin’s emergence RSU grants, such RSUs are subject to full acceleration in the event of a change in control and pro-rata vesting in the event of

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a termination without cause, resignation for specific good reason events, retirement that occurs at least 12 months following the date of grant, death or disability. Even if an event occurs that waives the continued service vesting requirement, settlement of such RSUs is not accelerated, except in the case of a change in control, retirement, or death. For Mr. Gibbins’ RSUs and Mr. Vukadin’s emergence RSUs, such RSUs are subject to the same acceleration provisions as for the other NEOs, except such RSU awards do not provide for any acceleration upon a resignation for good reason and do not include a requirement that any retirement occur at least 12 months after the grant date.
For all of the PSUs granted to our NEOs, such PSUs will vest upon a change in control, to the extent earned, based on achievement of the applicable performance objectives through such change in control event. In addition, a pro-rata portion of the PSUs will remain outstanding and eligible to vest based on actual performance over the full performance period in the event of a termination without cause, resignation for certain good reason events, retirement that occurs at least 12 months following the date of grant, death or disability. See “Long-Term Equity Incentive Awards” section of CD&A for additional information regarding such awards.
The following tables reflect the amount of compensation that would be paid to each of our NEOs in the event of a termination of the NEO’s employment under various scenarios or a change in control. The amounts shown assume that such trigger event took place on December 31, 2022 and that the price per share of our common stock is equal to the closing price of our common shares on December 31, 2022 ($67.62).

Name	Death or Disability ($)	Termination without Cause or Resignation for Good Reason Not in Connection with a Change in Control ($)	Termination without Cause or Resignation for Good Reason in Connection with a Change in Control ($)	Change in Control ($)
Anton Dibowitz
Salary and Bonus Severance	1,092,500	5,177,500	5,177,500	N/A
Benefits Continuation	N/A	23,040	23,040	N/A
Outplacement Benefits and Legal Fee Reimbursement	N/A	35,000	35,000	N/A
Accelerated Vesting of Equity Awards(1)	19,370,374	19,370,374	26,798,012	26,798,012
Total	20,462,874	24,605,914	32,033,552	26,798,012
Christopher Weber
Salary and Bonus Severance	N/A	1,248,425	1,248,425	N/A
Benefits Continuation	N/A	16,745	16,745	N/A
Outplacement Benefits and Legal Fee Reimbursement	N/A	45,000	45,000	N/A
Accelerated Vesting of Equity Awards(1)	1,065,916	1,065,916	3,297,469	3,297,469
Total	1,065,916	2,376,086	4,607,639	3,297,469
Gilles Luca
Salary and Bonus Severance	N/A	1,540,000	1,540,000	N/A
Benefits Continuation	N/A	16,745	16,745	N/A
Outplacement Benefits and Legal Fee Reimbursement	N/A	45,000	45,000	N/A
Accelerated Vesting of Equity Awards(1)	6,738,440	6,738,440	9,339,641	9,339,641
Total	6,738,440	8,340,185	10,941,386	9,339,641
Matthew Lyne
Salary and Bonus Severance(4)	N/A	1,186,524	1,186,524	N/A
Benefits Continuation(4)	N/A	687	687	N/A
Outplacement Benefits and Legal Fee Reimbursement	N/A	45,000	45,000	N/A
Accelerated Vesting of Equity Awards(1)	699,902	699,902	3,297,469	3,297,469
Total	699,902	1,932,113	4,529,680	3,297,469

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Executive Compensation

Davor Vukadin
Salary and Bonus Severance	N/A	900,000		900,000	N/A
Benefits Continuation	N/A	15,360		15,360	N/A
Outplacement Benefits and Legal Fee Reimbursement	N/A	45,000		45,000	N/A
Accelerated Vesting of Equity Awards(1)	572,241	572,241	(2)	1,590,226	1,590,226
Total	572,241	1,532,601		2,550,586	1,590,226
Darin Gibbins
Salary and Bonus Severance	N/A	300,000		300,000	N/A
Benefits Continuation	N/A	7,680		7,680	N/A
Outplacement Benefits	N/A	7,500		7,500	N/A
Accelerated Vesting of Equity Awards	257,525	257,525	(3)	1,440,847	1,440,847
Total	257,525	572,705		1,756,027	1,440,847
(1)The amounts disclosed in these rows include the acceleration of Relative ROCE PSUs at target.
(2)The amount disclosed includes 1,335 RSUs valued at $90,301 at December 31, 2022 for which vesting is not accelerated upon resignation for good reason. These relate to awards granted to Mr. Vukadin in 2021.
(3)The amount disclosed represents accelerated vesting of RSUs for termination without cause. Vesting of Mr. Gibbins RSUs is not accelerated upon resignation for good reason based on the terms of his award agreements.
(4)These values have been converted to USD using the exchange rate of 1.239, which represents the average exchange rate over 2022.
Termination or Change in Control Payments and Benefits
Mr. Dibowitz’s Employment Agreement
Pursuant to the Dibowitz Employment Agreement, if Mr. Dibowitz is terminated without Cause or resigns for Good Reason (each as defined in the Dibowitz Employment Agreement), subject to execution of a customary release, Mr. Dibowitz would be entitled to: (1) a severance payment equal to two times the sum of his base salary and target annual bonus, (2) a pro-rated target annual bonus for the year of termination, (3) 18 months of subsidized health continuation coverage, (4) up to 12 months of outplacement services and (5) reimbursement of certain legal fees incurred in connection with negotiation of such release. The Dibowitz Employment Agreement also includes customary confidentiality, non-competition, non-solicitation, non-disparagement and invention assignment covenants. If Mr. Dibowitz is terminated due to death or Disability (as defined in the Dibowitz Employment Agreement), Mr. Dibowitz would be entitled to a pro-rated target annual bonus for the year of termination. Mr. Dibowitz does not participate in any other severance plan.

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Executive Severance Plan
Mr. Luca participates in the Executive Severance Plan, which was amended and restated as of 30 April 2021. Pursuant to the Executive Severance Plan, if terminated by Valaris without Cause or by him for Good Reason (each as defined in the Executive Severance Plan), subject to execution of a customary release, Mr. Luca would be entitled to (1) a severance payment equal to one times the sum of his base salary and target annual bonus, (2) a target bonus for the performance period in which termination occurs, (3) 12 months of subsidized health continuation coverage, (4) subject to any overriding terms in any grant agreement (including the 2021 award agreements), accelerated vesting of time-based incentive awards and pro-rated accelerated vesting of performance-based incentive awards based on actual results realized over the performance period, (5) up to 12 months of outplacement services and (6) reimbursement of certain legal fees incurred in connection with negotiation of such release. Vesting of the RSUs and PSUs granted in 2021 upon a change of control, a termination without cause, a resignation for good reason or a qualifying retirement is described under “2021 Long-Term Incentive Awards” above.
Non-Executive Severance Plan
In light of his interim role, Mr. Gibbins continues to participate in the Valaris Non-Executive Employee Severance Plan. Pursuant to the Valaris Non-Executive Severance Plan, upon his termination by Valaris without Cause (as defined in the Valaris Non-Executive Severance Plan), Mr. Gibbins would be entitled to (1) a severance payment equal to six months of base salary, (2) a pro-rated target bonus for the performance period in which termination occurs based on days employed during such performance period, (3) up to six months of subsidized health continuation coverage and (4) six months of outplacement assistance.
CEO Pay Ratio
We determined that, for the year ended December 31, 2022, (1) the annual total compensation of our "median employee" was $99,417; (2) the annual total compensation of our CEO as reported in the Summary Compensation Table was $2,312,047; and (3) the ratio of these amounts was 1-to-23.
To identify the median employee, we used the annual base salary for all employees as of December 31, 2022, using the approach described below:
We determined that, as of December 31, 2022, our employee population consisted of approximately 3,900 individuals.
Our median employee was identified based on our worldwide employee population, without regard to their location, compensation arrangements, or whether such employees were full-time, part-time, seasonal or temporary workers.
Annual base salary was defined as the fixed portion of each employee's compensation arrangements that is paid without regard to our financial or operational performance in a given year. We gathered the requisite information applying this compensation measure with respect to our employees using the 12-month period ending December 31, 2022.
We annualized the compensation of all permanent employees who were hired in 2022 but did not work for us or our consolidated subsidiaries for the entire fiscal year, but did not annualize the compensation of any part-time or seasonal employee.
We did not make any cost-of-living adjustments in identifying the median employee.
Using this methodology, we then selected the median employee and calculated the median's total annual compensation in the same manner as we calculate the total compensation of our NEOs for purposes of the Summary Compensation Table.
Given the global distribution of our employee population, we use a variety of pay elements to structure the compensation arrangements of our employees. We believe that annual base salary is an appropriate, consistently applied compensation measure that provides a reasonable estimate of our pay ratio calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

64	Valaris Limited	valaris.com

Executive Compensation
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance measures of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to CD&A above.

Year	Summary compensation table total for Mr. Dibowitz(1)	Compensation actually paid to Mr. Dibowitz(2)	Summary compensation table total for Mr. Burke(1)	Compensation actually paid to Mr. Burke(2)	Average summary compensation table total for non-PEO NEOs(1)(3)	Average compensation actually paid to non-PEO NEOs(3)(4)	Value of initial fixed $100 investment based on:		Net income (loss) (millions) (7)	Stock Price (8)
							Total shareholder return(5)	Peer group total shareholder return(6)
2022	2,312,047	29,557,102	—	—	2,678,633	5,707,378	285.30	160.70	176.5	67.62
2021	15,419,099	18,405,019	18,487,913	7,600,866	4,949,709	3,779,743	151.90	96.50	(4,494.4)	36.00
2020	—	—	7,567,090	2,677,182	4,339,194	3,744,156	N/A	N/A	(4,855.5)	N/A
(1)Reflects the "Total" compensation reported in the Summary Compensation Table for Messrs. Dibowitz and Burke or the non-principal executive officer ("PEO") NEOs, as appropriate, in the applicable year.
(2)The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year, but rather primarily reflect the change in value of outstanding equity awards for each year. The dollar amounts reported represent the amount of “compensation actually paid” to our PEO for each applicable year, as computed in accordance with Item 402(v) of Regulation S-K. In accordance with SEC rules, the following adjustments were made to total compensation to determine the compensation actually paid:

	Anton Dibowitz		Thomas P. Burke
	2022	2021	2021	2020
"Total" as reported in Summary Compensation Table ("SCT")	2,312,047	15,419,099	18,487,913	7,567,090
Less, fair value of equity awards granted during the year as reported in the "Share Awards" column in SCT	(692,457)	(14,683,726)	(10,897,489)	(1,423,447)
Plus, fair value at year-end of equity awards granted in the year	1,097,608	17,669,646	—	—
Plus, change in fair value (whether positive or negative) from prior year-end to vesting date for awards granted in prior years that vested during the year (a)	296,563	—	15,062	(498,664)
Plus, change in fair value (whether positive or negative) from prior fiscal year-end for awards granted in prior years that were unvested at end of year	26,543,341	—	—	(2,967,797)
Less, prior year-end fair value of awards forfeited in year	—	—	(4,620)	—
Compensation Actually Paid to PEO	29,557,102	18,405,019	7,600,866	2,677,182
(a)The change in fair value for awards that vested in 2021 for Mr. Burke reflects 327,679 RSUs that vested but were unsettled and ultimately cancelled upon emergence from Chapter 11.
(3)Non-PEO NEOs included for 2022 are Messrs. Weber, Luca, Lyne, Vukadin and Gibbins. Non-PEO NEOs included for 2021 are Messrs. Luca, Gibbins, Jonathan Baksht (our former Executive Vice President and Chief Financial Officer), and Alan Quintero (our Former Senior Vice President, Business Development). Non-PEO NEOs included for 2020 are Mr. Baksht, Michael McGuinty (our former Senior Vice President, General Counsel and Secretary) and Carl G. Trowell (our former Executive Chairman).
(4)The dollar amounts reported represent the average amount of "compensation actually paid” to the relevant non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid during the applicable year, but rather primarily reflect the change in value of outstanding equity awards for each year. In accordance with SEC rules, the following adjustments were made to total compensation to determine the compensation actually paid:

valaris.com	2023 Proxy Statement	65

Executive Compensation

	Average Non-PEO NEOs
	2022	2021	2020
Average "Total" as reported in the (SCT)	2,678,633	4,949,709	4,339,194
Less, average fair value of equity awards granted during the year as reported in the "Share Awards" column in the SCT	(1,859,646)	(2,804,443)	(344,070)
Plus, average fair value at year-end of equity awards granted in the year	2,938,321	1,635,540	—
Plus, average change in fair value (whether positive or negative) from prior year-end to vesting date for awards granted in prior years that vested during the year(a)	29,223	855	5,222
Plus, average fair value (whether positive or negative) of equity awards granted and vested in the year	4,564	—	—
Plus average change in fair value (whether positive or negative) from prior year-end to current year-end for awards granted in prior years that were unvested at end of current year	1,916,283	—	(158,640)
Less, average prior year-end fair value of awards forfeited in year	—	(1,918)	(97,550)
Average Compensation Actually Paid to Non-PEO NEOs	5,707,378	3,779,743	3,744,156
(a)The average change in fair value for awards that vested in 2021 reflects an aggregate 72,779 RSUs for Messrs. Luca, Gibbins, Baksht and Quintero that vested, but were unsettled and ultimately cancelled upon emergence from Chapter 11.
(5)Cumulative total shareholder return ("TSR") is calculated assuming $100 was invested on May 3, 2021, which represents the first trading date after our emergence from Chapter 11 cases, and through the end of each fiscal year shown in the table.
(6)The peer group used for this purpose is the Dow Jones U.S. Select Oil Equipment & Services Index.
(7)The dollar amounts reported represent the amount of net income (loss) attributable to Valaris reflected in the Company’s audited financial statements included in our annual report on Form 10-K filed with the SEC for each applicable year. The net loss reported for 2021 is comprised of a loss of $27.4 million for the eight months ended December 31, 2021 successor period and a loss of $4,467.0 million for the four months ended April 30, 2021 predecessor period.
(8)The company-selected measure is our stock price on the last trading day of each respective year. Valaris Limited's common shares began trading on NYSE on May 3, 2021, following our emergence from bankruptcy proceedings.
Financial Performance Measures
As described in greater detail in CD&A above, the Company’s executive compensation program reflects a pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•Stock Price
•Adjusted EBITDA
•Relative ROCE
•Personal and process safety
•Downtime performance
•Spill prevention

66	Valaris Limited	valaris.com

Executive Compensation
Analysis of the Information Presented in the Pay versus Performance Table
In accordance with SEC rules, the Company is providing the following graphical descriptions of the relationships between information presented in the Pay versus Performance table.
Compensation Actually Paid and Cumulative Company TSR and Peer Group TSR
Compensation Actually Paid and Net Income

valaris.com	2023 Proxy Statement	67

Executive Compensation
Compensation Actually Paid and Stock Price

68	Valaris Limited	valaris.com

Resolution 4:
Appointment of the Independent Registered Public Accounting Firm

Resolution 4: to approve the appointment of KPMG LLP as our independent registered public accounting firm until the close of the next Annual General Meeting of shareholders and to authorize the Board, acting through the audit committee, to determine KPMG LLP’s remuneration.

The Board proposes and recommends the approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm until the close of the next annual general meeting of shareholders to audit our books, records, and accounts and those of our subsidiaries for the fiscal year ended December 31, 2023, and to authorize the Board, acting by the Audit Committee, to determine the remuneration of the independent registered public accountants.
Representatives of KPMG LLP will be present at the Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate shareholder questions.
As a shareholder of record, if no indication is given as to how you want your shares to be voted, the persons designated as proxies will vote the proxies received FOR resolution 4. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares with respect to this proposal, your broker, bank or other nominee will be entitled to cast a discretionary vote on this proposal.

The Board recommends that shareholders vote FOR the approval of the appointment of KPMG LLP as our independent registered public accounting firm until the close of the next Annual General Meeting of the shareholders and to authorize the Board of Directors, acting through its Audit Committee, to determine our auditors’ remuneration.

Evaluation of Audit Firm
The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent auditor, both in fact and appearance. During late 2022 and the first quarter 2023, we issued requests for proposals and conducted a competitive process to determine the company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. We invited several firms to participate in this process, including KPMG LLP, the company’s independent registered public accounting firm since 2002. The firms participating in the process submitted proposals and presented their proposals to company representatives and the Audit Committee.
The committee, along with company management and internal auditors, evaluated all of the proposals across a number of criteria, including (1) the firm’s capability and experience of the firm’s proposed audit team members, (2) the audit firm’s audit quality indicators, (3) the appropriateness of the audit firm’s fees for audit services, (4) the audit firm’s capability and expertise in our industry and in auditing companies with international operations, and (5) the size and reputation of the audit firm.
After an extensive process, a thorough analysis of the proposals received, and in person interviews and presentations, we approved the appointment of KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

valaris.com	2023 Proxy Statement	69

Resolution 4: Appointment of the Independent Registered Public Accounting Firm
Fees and Services
The aggregate fees (excluding value added taxes) billed to us for the fiscal years ended December 31, 2022 and 2021 by KPMG LLP and its affiliates were as follows (in thousands):

	2022	2021
Audit Fees(1)	$2,203	$3,839
Audit Related Fees	—	—
Tax Fees(2)	334	380
All Other Fees	—	—
	$2,537	$4,219
(1)Includes fees for the audit of our annual consolidated financial statements and audit of the effectiveness of our internal control over financial reporting included in our annual report on Form 10-K, reviews of condensed consolidated financial statements included in our quarterly reports on Form 10-Q, audits of certain subsidiary statutory accounts, attestation services and procedures conducted in connection with bankruptcy proceedings, debt or equity transactions and consents to incorporate KPMG LLP’s reports into registration statements filed with the SEC.
(2)Represents fees for tax compliance and other tax-related services.
Independent Auditor Pre-approval Policies
and Procedures
Consistent with SEC rules and policies regarding auditor independence, the Audit Committee has responsibility for appointing and approving the compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.
Under the policy, we submit an itemized listing of all services to the Audit Committee for which pre-approval is requested. Such listing includes a description of each proposed service, the associated estimated fees and other terms of the engagement. To the extent any such service is a non-audit service, the submission includes an explanation as to why such service qualifies as a permitted non-audit service and why providing such service would not impair the independence of our independent registered public accounting firm.
Our Audit Committee pre-approved the services provided during 2022 and 2021 described above, in accordance with our Audit Committee’s policy and the pre-approval requirements of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”). Accordingly, there were no services for which the de minimis exception, as defined in Section 202 of the Sarbanes-Oxley Act, was applicable. Our Audit Committee has considered whether the provision of non-audit services by KPMG LLP were compatible with maintaining KPMG LLP’s independence and has determined that the provision of such non-audit services does not undermine KPMG LLP’s independence.

70	Valaris Limited	valaris.com

Resolution 4: Appointment of the Independent Registered Public Accounting Firm
Audit Committee Report
The Audit Committee of the Board of Directors of the Company is composed of three independent directors who satisfy the requirements of independence as established by Section 10A of the Exchange Act and the NYSE listing standards. The Audit Committee is governed by a written charter adopted by the Board of Directors. Our Audit Committee charter is available in the Governance section under the About tab on our website (www.valaris.com). To fulfill its responsibilities, the Audit Committee of the Company met nine times during 2022.
Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit Committee is directly responsible for recommending the appointment and approval of the compensation and oversight of the independent registered public accounting firm employed by the Company (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm reports directly to the Audit Committee.
The Audit Committee evaluates the qualifications, compensation, performance and independence of the Company’s independent registered public accounting firm. In determining whether to recommend the independent registered public accounting firm employed by the Company for reappointment, the Audit Committee considered the qualifications, performance and independence of the firm and the audit engagement team; the quality of services provided by the firm; the effectiveness of the communication and interaction between the independent registered public accounting firm, management and the Audit Committee; and the fees charged for the quality and breadth of services provided.
The Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
The Audit Committee has recommended, and the Board of Directors, in the exercise of its business judgement, has approved, inclusion of the Company’s audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2022 to be filed with the SEC. The recommendation was based upon the Audit Committee’s review, the exercise of its business judgement, the discussions referred to above and reliance upon the Company’s management and independent registered public accounting firm.
In accordance with the recommendation of our Audit Committee, our Board approved inclusion of the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2022, and all of our directors acknowledged such approval by signing the annual report on Form 10-K as filed with the SEC on February 21, 2023.
Submitted by the Audit Committee:
Dick Fagerstal, Chair
Elizabeth D. Leykum
James W. Swent, III
February 20, 2023

valaris.com	2023 Proxy Statement	71

Ownership of Voting
Securities
The following tables show amounts and percentages of our common shares (the only class of our securities issued and outstanding and eligible to vote) owned beneficially as of April 17, 2023 (except as noted below) by (1) each person or group known by us to beneficially own more than 5% of our issued and outstanding shares; (2) each of our directors and each director nominee as of the date of this proxy statement; (3) each of our NEOs identified in the 2022 Summary Compensation Table; and (4) all of our directors and executive officers as a group as of the date of this proxy statement. Beneficial ownership includes any of our common shares as to which a person has the right to acquire within 60 days of April 17, 2023.

	Beneficial Ownership(1)
Name of Beneficial Owner	Amount		Percentage
Oak Hill Advisors, L.P.	8,966,016	(2)	11.93%
One Vanderbilt, 16th Floor New York, NY 10017
Famatown Finance Ltd.	5,390,153	(3)	7.17%
Deana Beach Apartments, Block 1, 4th Fl. 33 Promachon Eleftherias Street Limassol G4 Cyprus 4103
BlackRock, Inc.	4,041,827	(4)	5.38%
55 East 52nd Street New York, NY 10055
Named Executive Officers
Anton Dibowitz(a)	11,733	(5)	—%	(5)
President and Chief Executive Officer
Christopher Weber	—	(5)	—%	(5)
Senior Vice President and Chief Financial Officer
Gilles Luca(b)	698	(5)	—%	(5)
Senior Vice President and Chief Operating Officer
Matthew Lyne	—	(5)	—%	(5)
Senior Vice President and Chief Commercial Officer
Davor Vukadin(c)	2,424	(5)	—%	(5)
Senior Vice President, General Counsel and Secretary
Darin Gibbins	3,916	(5)	—%	(5)
Vice President, Investor Relations and Treasurer
(a)Excludes 33,292 deferred RSUs that are vested but not yet settled.
(b)Excludes 13,801 deferred RSUs that are vested but not yet settled.
(c)Excludes 518 deferred RSUs that are vested but not yet settled.

72	Valaris Limited	valaris.com

Ownership of Voting Securities

	Beneficial Ownership(1)
Name of Beneficial Owner	Amount		Percentage
Directors and Director Nominees
Kristian Johansen	—	(5)	—%	(5)
Non-incumbent director nominee
Elizabeth D. Leykum	25,983	(5)	—%	(5)
Chair of the Board
Dick Fagerstal(d)	7,200	(5)	—%	(5)
Director
James W. Swent, III(e)	—	(5)	—%	(5)
Director
Joseph Goldschmid(f)	—	(5)	—%	(5)
Director
Deepak Munganahalli	20,150	(5)	—%	(5)
Director
Gunnar Eliassen	9,068	(5)	—%	(5)
Director
Catherine J. Hughes	1,711	(5)	—%	(5)
Director
All current directors and executive officers as a group (13 persons)	78,967	(5)	—%	(5)
(d)Excludes 12,950 deferred RSUs that are vested or will vest within 60 days of April 17, 2023 but not yet settled.
(e)Excludes 20,150 deferred RSUs that are vested or will vest within 60 days of April 17, 2023 but not yet settled.
(f)Excludes 20,150 deferred RSUs that are vested or will vest within 60 days of April 17, 2023 but not yet settled.
(1)As of April 17, 2023, there were 75,181,200 shares issued and outstanding. Unless otherwise indicated, each person or group has sole voting and dispositive power with respect to all shares.
(2)The amount shown as beneficially owned by Oak Hill Advisors, L.P. (“Oak Hill”) is based on Form 4 filed by Oak Hill on March 10, 2023. Furthermore, based on the Schedule 13D filed on June 25, 2021, Oak Hill reports shared voting power over 8,979,806 shares and shared dispositive power over 8,979,806 shares.
(3)Based on the Schedule 13D/A filed on January 27, 2023, Famatown Finance Limited (“Famatown”) reported shared voting power and shared dispositive power over 5,390,153 shares.
(4)Based on the Schedule 13G filed on February 10, 2023, BlackRock, Inc. (“BlackRock”) reported sole voting power over 3,982,036 shares and sole dispositive power over 4,041,827 shares.
(5)Ownership is less than 1% of our shares issued and outstanding based on 75,181,200 common shares issued and outstanding as of April 17, 2023 and includes for each person the number of shares that such person has the right to acquire within 60 days of such date.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common shares ("Section 16 reports"). Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish us copies of all Section 16(a) forms they file.
To our knowledge, based solely upon review of the copies of such Section 16 reports furnished to us during the year ended December 31, 2022 and on written representations from our directors and executive officers, all Section 16 reports applicable to our directors, executive officers and holders known to us to beneficially own more than 10% of any class of our equity securities were filed on a timely basis, except one Form 4 for Darin Gibbins that did not report a grant of RSUs made on July 1, 2022 in a timely manner and one Form 4 for Colleen Grable, Vice President - Controller, that did not report a grant of RSUs made on July 1, 2022 in a timely manner.

valaris.com	2023 Proxy Statement	73

Questions and Answers about the
Meeting and Voting
1.Can I attend the Meeting in person?
All non-residents of Bermuda travelling into Bermuda must complete a Bermuda Arrival Card. Bermuda Arrival Cards can be completed online before your scheduled departure to Bermuda (http://www.bermudaarrivalcard.com/). There is no approval process or fee, and once the required fields have been completed, the form is available as a downloadable link or by email. Hard copy ‘Pink Forms’ will be available on arrival in Bermuda for non-resident travelers who have not completed the online Bermuda Arrival Card. As travel restrictions may change between the date of this proxy statement and your date of travel, please consult the Government of Bermuda website for any changes to travel restrictions: https://www.gov.bm/coronavirus-travellers-visitors.
Shareholders of Record: If you are a shareholder of record as of the close of business on April 17, 2023 (the "Record Date") and plan to attend the Meeting, please bring the Notice to the Meeting as your proof of ownership of Valaris shares.
Beneficial Owners: If you are a beneficial owner and plan to attend the Meeting, you will need to bring evidence of your ownership of Valaris shares as of the Record Date in the form of a recently dated letter from your broker, bank or other nominee and a photo ID as proof of your identity. If you wish to vote at the Meeting, you must also bring a legal proxy as described in the answer to Question 17.
Please note that no cameras, recording equipment, laptops, tablets, cellular telephones, smartphones or other similar equipment, electronic devices, large bags, briefcases or packages will be permitted in the Meeting, and security measures will be in effect to ensure the safety of attendees. In all cases, you will need a photo ID to gain admission.
2.What is a proxy statement and what is a proxy?
A proxy statement is a document that the SEC regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the shares you own. The person designated is called a proxy or proxy holder. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Shareholders are asked to appoint the following persons as proxy holders for the Meeting: Anton Dibowitz, President and Chief Executive Officer, and Davor Vukadin, SVP, General Counsel and Secretary.
If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this proxy statement, and in the absence of your direction, they will vote your shares as recommended by the Board.
Unless you otherwise indicate on the proxy card, you also authorize your proxy holders to vote your shares on any matters not known by the Board at the time this proxy statement was printed and that under the Valaris bye-laws, may be properly presented for action at the Meeting.
3.Why did I receive these proxy materials?
We are providing this meeting notice, proxy statement, proxy card and 2022 annual report (the “proxy materials”) in connection with the solicitation by our Board of proxies to be voted at the Meeting. The proxies also may be voted at any adjournments or postponements of the Meeting. This proxy statement contains information you may use when deciding how to vote in connection with the Meeting. All shareholders on the Record Date are entitled to receive notice of, attend and vote at the Meeting or, subject to our bye-laws, any adjournment or postponement of the Meeting.

74	Valaris Limited	valaris.com

Questions and Answers about the Meeting and Voting
4.Why did I receive a Notice of Internet Availability of Proxy Materials instead of printed proxy materials?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail to our shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the costs and environmental impact of the Meeting.
5.Why did I receive the Notice by mail or e-mail?
If you elected to receive proxy materials by mail or e-mail for any of your holdings in the past, you were automatically enrolled using the same process for all your holdings this year. If you would like to change the method of delivery, please follow the instructions set forth in the answer to Question 8.
6.How can I access the proxy materials over the Internet?
Pursuant to rules adopted by the SEC, we provide shareholders access to our proxy materials for the Meeting over the Internet. The proxy materials for the Meeting are available at www.proxyvote.com. To access these materials and to vote, follow the instructions shown on the proxy card or voting instruction card from your broker or the Notice.
7.Can I get paper copies of the proxy materials?
You may request paper copies of the proxy materials, including our 2022 annual report, by calling 1-800-579-1639 or e-mailing sendmaterial@proxyvote.com. You also may request paper copies when prompted at www.proxyvote.com.
8.Can I choose the method in which I receive future proxy materials?
There are three methods in which shareholders of record and beneficial owners may receive future proxy materials or notice thereof:
•Notice and Access: The Company furnishes proxy materials over the Internet and mails the Notice to most shareholders.
•E-mail: If you would like to have earlier access to future proxy materials and reduce our costs of printing and delivering the proxy materials, you can instruct us to send all future proxy materials to you via e-mail. If you request future proxy materials via e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials via e-mail will remain in effect until you change it. If you wish to receive all future materials electronically, please visit www.investordelivery.com to enroll or, if voting electronically at www.proxyvote.com, follow the instructions to enroll for electronic delivery after you vote.
•Mail: You may request distribution of paper copies of future proxy materials by mail by calling 1-800-579-1639 or e-mailing sendmaterial@proxyvote.com. If you are voting electronically at www.proxyvote.com, follow the instructions to enroll for paper copies by mail after you vote.
If you are a beneficial owner, you should consult the directions provided by your broker, bank, trust or other nominee with respect to how you receive your proxy materials and how to vote your shares.
If there are multiple shareholders residing at the same address, we will send one set of proxy materials per household. However, you may inform us as to whether you wish to receive one set of proxy materials per household or one set of proxy materials per person in the future by calling or emailing as set forth above.

valaris.com	2023 Proxy Statement	75

Questions and Answers about the Meeting and Voting
9.Can I vote my shares by completing and returning the Notice?
No, the Notice simply instructs you on how to vote. To vote your shares, see instructions set forth in Question 17 below.
10.When and where is the Meeting?
The Meeting will be held on June 7, 2023 at 8:00 a.m. Bermuda time in the Chelston – Ballroom C at the Rosewood Bermuda, 60 Tucker’s Point Drive, Hamilton Parish, HS 02, Bermuda.
11.What is the difference between holding shares as a shareholder of record and as a beneficial owner?
Many of our shareholders hold their shares as “beneficial owners” through a broker, bank or other nominee rather than directly in their own name as “shareholders of record.” As summarized below, there are some differences between shares held of record and those owned beneficially.
If your shares are registered in your name on the books and records of Computershare Trust Company, N.A., our transfer agent, you are a “shareholder of record.” Accordingly, we sent the Notice directly to you. If you are a shareholder of record, you may vote your shares in person at the Meeting.
If your shares are held for you in the name of your broker, bank or other nominee, your shares are held in “street name,” and you are considered the “beneficial owner.” Either the Notice or the proxy materials have been, or will be, forwarded to you by your broker, bank or other nominee, who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing. As a beneficial owner is not the shareholder of record, you may not vote your shares at the Meeting unless you obtain a legal proxy from the broker, bank or other nominee that is the shareholder of record of your shares giving you the right to vote the shares at the Meeting.
12.What are my voting choices for each of the resolutions to be voted on at the Meeting?
You may vote “for” or “against” or you may elect to “abstain” with respect to resolutions 1, 2 and 4. You may vote "1 year," "2 years," "3 years" or you may elect to "abstain" with respect to resolution 3. We have majority voting for the election of directors. If you “abstain” from voting in respect of a proposal, your vote will not be considered as a vote cast and will have no effect for such proposal. Under our bye-laws, when a quorum is present, a nominee seeking election to a directorship shall be elected if a majority of the votes cast are cast in favor of the resolution to elect or re-elect the director.
With respect to resolutions 1 and 4, assuming a quorum is present, each of resolution 1 and 4 will be approved if a majority of the votes cast are cast in favor thereof. With respect to the non-binding advisory votes on resolutions 2 and 3, the result of the vote will not require our Board or any committee thereof to take any action. However, our Board values the opinions of our shareholders and will carefully consider the outcome of the advisory votes on resolutions 2 and 3.

76	Valaris Limited	valaris.com

Questions and Answers about the Meeting and Voting
13.What are our Board’s recommendations on how I should vote my shares
Our Board recommends that you vote your shares as follows:

Resolution 1a. - 1h.
FOR the election of each of the eight directors named in the section headed “Resolution 1” of this proxy statement to serve until the next Annual General Meeting of Shareholders or until their respective offices are otherwise vacated in accordance with the bye-laws of the Company.

Resolution 2	FOR the non-binding, advisory vote to approve the compensation of our named executive officers.
Resolution 3	Every ONE YEAR the non-binding, advisory vote on the frequency of future advisory votes to approve named executive officer compensation.
Resolution 4
FOR the approval of the appointment of KPMG LLP as our independent registered public accounting firm until the close of the next Annual General Meeting of Shareholders and to authorize the Board, acting through its Audit Committee, to set KPMG LLP’s remuneration.

All of the nominees named in resolutions 1a.-1h. have indicated that they will be willing and able to serve as directors. If any nominee becomes unwilling or unable to serve as a director, the Board may propose another person in place of that nominee, and the individuals designated as your proxy holders will vote to elect that proposed person. Alternatively, the Board may decide, as appropriate, to reduce the number of directors constituting the Board.
14.Are there any other matters to be acted upon at the Meeting?
We do not know of any other matters to be presented or acted upon at the Meeting. If any matters not set forth in the Notice included in the proxy materials are properly brought before the Meeting, unless you otherwise indicate on your proxy card, the persons named as your proxy will have discretionary authority to vote on them in accordance with their best judgement.
15.Who is entitled to vote at the Meeting?
You are entitled to vote if you owned shares as a shareholder of record as of the close of business on the Record Date, April 17, 2023. If you are a beneficial owner of Company shares and want to vote those shares, you must have a legal proxy from the shareholder of record to vote your shares at the Meeting. Each share is entitled to one vote, and there is no cumulative voting. Our outstanding warrants to purchase common shares are not entitled to vote at the Meeting.
As of the Record Date, we had 75,181,200 shares issued and outstanding. Governing laws as well as our governance documents require our Board to establish a record date in order to determine who is entitled to receive notice of, attend and vote at the Meeting and any adjournments or postponements thereof. In accordance with the Company’s bye-laws, voting on all resolutions will be conducted by a show of hands or a poll.
16.What is the quorum required to hold the Meeting? What are the effects of abstentions and broker non-votes at the Meeting?
A majority of all issued and outstanding shares entitled to vote at the Meeting will constitute a quorum, which is the minimum number of shares that must be represented by one or more persons present by proxy or in person throughout the Meeting to transact business. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present, but they are not considered as votes cast and will not be counted in determining the outcome of the vote on the election of directors or on any of the other proposals.
Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion, but are not permitted to vote on certain proposals and may elect not vote on any of the proposals unless you provide voting instructions. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote.

valaris.com	2023 Proxy Statement	77

Questions and Answers about the Meeting and Voting
Abstentions occur when you provide voting instructions but instruct the broker to abstain from voting on a particular matter instead of voting for or against the matter. If you abstain from voting in respect of a proposal, your vote will not be considered as a vote cast and will have no effect on such proposal.
We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted on all of the proposals, even if you plan to attend the Meeting.
17.How do I vote?
Shareholders of Record: You are asked to appoint the following person as proxy holders for the Meeting: Anton Dibowitz, President and CEO, and Davor Vukadin, SVP, General Counsel and Secretary.
To be valid, any proxy card or other instrument appointing a proxy must be received (completed, dated and signed) before 3:00 p.m. Eastern Time on June 6, 2023 (the “share voting cutoff time”) by mail to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 or by submission via the Internet by going to www.proxyvote.com and following the instructions provided.
Please sign the proxy card exactly as your name appears on the card. If shares are owned jointly, each joint owner should sign the proxy card. If a shareholder is a corporation, limited liability company or partnership, the proxy card should be signed in the full corporate, limited liability company or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, please state the signatory’s full title and provide a certificate or other proof of appointment.
Beneficial Owners: If you are a beneficial owner, your broker, bank or other nominee will arrange to provide materials and instructions for voting your shares. Please note that you may not vote shares held in street name by returning a proxy card or voting instruction card directly to the Company unless you provide a legal proxy executed by the shareholder of record and enabling you to vote the shares.
18.What can I do if I change my mind after I vote?
Shareholders of Record: If you are a shareholder of record, you may revoke your proxy or otherwise change your vote before it is exercised by doing one of the following:
•sending a written notice of revocation to our Company Secretary, Davor Vukadin, at 5847 San Felipe, Suite 3300, Houston, TX 77057, which must be received before the share voting cutoff time, 3:00 p.m. Eastern Time on June 6, 2023, stating that you would like to revoke your proxy;
•by completing, signing and dating another proxy card and returning it by mail to Vote Processing,
c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 in time to be received before the share voting cutoff time, in which case your later-submitted proxy will be recorded and your earlier proxy revoked;
•if you voted electronically, by returning to www.proxyvote.com and changing your vote before the share voting cutoff time. Follow the same voting process, and your original vote will be superseded; or
•participating in the Meeting and voting your shares, provided that you specifically request your previously granted proxy to be revoked.
Beneficial Owners: If you are a beneficial owner, you can revoke your voting instructions or otherwise change your vote by following the instructions provided by your broker, bank or other nominee before the applicable deadline.
19.What if I do not specify a choice for a resolution in my proxy?
If you sign and return your proxy card appointing the persons designated by the Board as your proxies without indicating how you want your shares to be voted, your shares will be voted FOR each nominee in resolution 1, FOR resolutions 2 and 4 and for a frequency of every ONE YEAR in resolution 3, or otherwise in accordance with our Board’s recommendations by the persons designated as your proxies in Question 2.

78	Valaris Limited	valaris.com

Questions and Answers about the Meeting and Voting
20.Will my shares be voted if I do not provide my proxy or instruction form?
If you are a shareholder of record and do not provide a proxy, you must attend the Meeting in order to vote. If you are a beneficial owner and hold shares through an account with a bank, broker or other nominee, your shares will not be voted on any proposal on which the broker, broker or other nominee does not have discretionary authority to vote. Therefore, unless you provide specific voting instructions, your shares may not be represented or voted at the Meeting.
21.What does it mean if I receive more than one Notice?
If you received multiple Notices, it means that you hold your shares in different ways (e.g., trust, custodial accounts, joint tenancy) or in multiple accounts. Each Notice you receive should be voted.
22.Who will pay for the cost of this proxy solicitation?
We will bear the cost of this proxy solicitation. In addition to solicitation by mail, some of our directors, officers and employees may solicit proxies in person or by telephone for no additional compensation. We will also ask shareholders of record who are brokerage firms, banks, custodians, fiduciaries and other nominees to forward proxy materials to the beneficial owners of such shares and upon request we will reimburse such shareholders of record for the customary costs of forwarding the proxy materials. We have retained D.F. King & Co., Inc. (“D.F. King”) to assist in the solicitation of proxies and anticipate that this will cost us approximately $8,000 plus certain out-of-pocket expenses.
23.Who will count the votes?
Broadridge Financial Solutions, Inc. will count the votes submitted by proxy and provide such report to the Company.
24.When will Valaris announce the voting results?
We will report the final results on our website (www.valaris.com) in a Current Report on Form 8-K filed with the SEC shortly after the Meeting.
25.Who should I contact if I have additional questions?
If you have any further questions about voting or attending the Meeting, please contact our proxy solicitor, D.F. King. Shareholders may call toll-free at 1-888-626-0988, and banks and brokers may call collect at 1-212-269-5550. D.F. King may be reached by email at  valaris@dfking.com.
Shareholders who have general queries about the Meeting also can email Valaris Investor Relations at ir.hdqrs@valaris.com. No other methods of communication will be accepted. You may not use any electronic address provided either in this proxy statement or any related documents (including the proxy materials) to communicate with the Company for any purposes other than those expressly stated.

valaris.com	2023 Proxy Statement	79

Other
Matters
The Company has not been notified of, and our Board is not aware of, any other matters to be presented for action at the Meeting.
The following materials are being distributed to shareholders with this proxy statement: the letter to shareholders from our President and Chief Executive Officer and Chair of the Board and our 2022 annual report to shareholders, which includes our consolidated financial statements for the year ended December 31, 2022 filed in our annual report on Form 10-K with the SEC.
Upon request in writing, we will provide each person solicited by this proxy statement, without charge except for exhibits, a copy of our annual report on Form 10-K for the year ended December 31, 2022 as filed with the SEC, including the financial statements. Please direct your request to our Investor Relations Department, 5847 San Felipe, Suite 3300, Houston, Texas 77057.
General Matters
Neither the Board nor management intend to bring before the Meeting any business other than the matters referred to in the Notice of the Meeting and this proxy statement. If any other business should come properly before the Meeting, or any adjournment or postponement thereof, the proxy holders will vote on such matters at their discretion.
Notice of Internet Availability
We provide shareholders access to the proxy materials for the Meeting over the Internet as permitted under applicable SEC rules. We believe the rules enable us to provide shareholders the information they need in a more timely manner, while lowering the costs of printing and delivering the proxy materials.
To access and review the proxy materials for the Meeting, go to www.proxyvote.com and follow the instructions on the website.
Householding of Shareholder Materials
We participate, and some brokers, banks and other nominee record holders may be participating, in the practice of householding proxy materials, which means that we and any participating brokers, banks and other nominee record holders will deliver only one Notice of Internet Availability of Proxy Materials and proxy materials to multiple shareholders sharing an address unless we have, or such broker, bank, trust or other nominee record holder has, received contrary instructions from one or more shareholders at such address. This procedure allows multiple shareholders residing at the same address the convenience of receiving a single Notice of Internet Availability of Proxy Materials or set of proxy materials. Upon request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials or proxy materials to any shareholder at a shared address to which a single copy of such documents was delivered. You may request a separate copy of the Notice of Internet Availability of Proxy Materials or proxy materials and request that you receive a single copy or multiple copies in the future by calling 1-800-579-1639 or e-mailing sendmaterial@proxyvote.com. You also may request paper copies when prompted after you vote at www.proxyvote.com.

80	Valaris Limited	valaris.com

Other Matters
Information for Shareholder Proposals at the 2024 Annual General Meeting of Shareholders
Any of our shareholders intending to present a proposal at the next Annual General Meeting of Shareholders expected to be held in 2024 (the "2024 Annual General Meeting") must deliver such proposal to our principal executive office, in writing and in accordance with SEC Rule 14a-8, no later than December 20, 2023 for inclusion in the proxy statement related to that meeting. The proposal should be delivered to our Company Secretary by certified mail, return receipt requested.
In addition, apart from the SEC Rule 14a-8 process described above, if a shareholder wishes to present a proposal at the 2024 Annual General Meeting or to nominate a person for election as a director, such shareholder and the proposal must comply with the requirements set forth in our bye-laws and subject to any other requirements of law, including that the shareholder give timely notice of the proposal or nomination in writing. To be timely, such notice must be delivered to or mailed and received by our Company Secretary at our principal executive offices, not less than 90 days and not more than 120 days before the first anniversary of the preceding year’s Annual General Meeting of Shareholders, subject to any other requirements of law; provided, however, that in the event that the date of the 2024 Annual General Meeting of Shareholders is not more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be delivered no later than 10 days following the earlier of the date on which notice of the 2024 Annual General Meeting of Shareholders was posted to members or the date on which public announcement of the date of the 2024 Annual General Meeting of Shareholders was made. In the case of the 2024 Annual General Meeting of Shareholders, references to the anniversary date of the preceding year’s Annual General Meeting of Shareholders shall mean the first anniversary of June 7, 2023, being June 7, 2024.
In addition to giving notice pursuant to the advance notice provisions of the Company’s bye-laws, a shareholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must also provide the notice required under Rule 14a-19, the SEC’s universal proxy rule, to the Company Secretary regarding such intent no later than April 8, 2024 (or, if the 2024 Annual General Meeting of Shareholders is called for a date that is more than 30 days before or more than 30 days after such anniversary date, then notice must be provided not later than the close of business on the later of 60 calendar days prior to the 2024 Annual General Meeting of Shareholders or the 10th calendar day following the day on which public announcement of the 2024 Annual General Meeting of Shareholders is first made by the Company).
Any such proposal must also comply with the other provisions contained in our bye-laws relating to shareholder proposals, including provision of certain information specified in our bye-laws, such as information concerning the nominee of the proposal, if any, and the shareholder and the beneficial owner, as the case may be. Any proposed nomination or business that does not meet the requirements set forth in our bye-laws, other than proposals submitted in compliance with SEC Rule 14a-8 under the Exchange Act, may be declared out of order and may not be considered at the 2024 Annual General Meeting of Shareholders.
One or more shareholders of record who hold at least 1% of our issued and outstanding common shares as of the record date for the 2024 Annual General Meeting and at the time of such Meeting and has complied with the requirements in our bye-laws may nominate a director nominee or make a proposal for business.

valaris.com	2023 Proxy Statement	81

Appendix A:
Reconciliation of GAAP and non-GAAP Financial Measures
Our company reports its financial results in accordance with accounting principles generally accepted in the United States of America (GAAP). However, we use certain non-GAAP measures to evaluate current and past performance and prospects for the future to supplement our financial information presented in accordance with GAAP.
We define “Adjusted EBITDA” as net income (loss) from continuing operations before income tax expense, interest expense, reorganization items, net, other (income) expense, depreciation expense, amortization, net, loss on impairment, equity in earnings of ARO, and merger transaction and integration costs. Adjusted EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of our core operating performance and to evaluate our long-term financial performance against that of our peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance and makes it easier to compare our results with those of other companies within our industry. Adjusted EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDA may not be comparable to other similarly titled measures reported by other companies.
We define “Adjusted EBITDAR” as Adjusted EBITDA before reactivation costs. Adjusted EBITDAR is a non-GAAP measure that our management uses to assess the performance of our fleet excluding one-time rig reactivation costs. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance. Adjusted EBITDAR should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDAR may not be comparable to other similarly titled measures reported by other companies.

(In millions)	2022
Net income attributable to Valaris	$176.5
Net income attributable to noncontrolling interest	5.3
Net income	181.8
Add (subtract):
Income tax expense	43.1
Interest expense	45.3
Reorganization items	2.4
Other income	(235.4)
Operating income	37.2
Add (subtract):
Depreciation expense	91.2
Amortization, net(1)	(9.0)
Loss on impairment	34.5
Merger transaction and integration costs	(0.5)
Equity in earnings of ARO	(24.5)
Adjusted EBITDA	$128.9
Add:
Reactivation costs	124.1
Adjusted EBITDAR	$253.0
(1)Amortization, net, includes amortization during the indicated period for deferred mobilization revenues and costs, deferred capital upgrade revenues, deferred certification costs, intangible amortization and other amortization.

82	Valaris Limited	valaris.com

VALARIS

*ATTN: INVESTOR RELATIONS*
*5847 SAN FELIPE*
*SUITE 3300*
*HOUSTON, TX 77057*

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above**
Have your proxy card in hand when you access the website and follow the instructions.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company, consent to receive all future proxy materials and annual reports electronically via e-mail or the Internet. To sign up, please follow the Vote by Internet instructions and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**The "Abstain" option is provided to enable you to refrain from voting on any particular resolution. However, it should be noted that selecting "Abstain" will not be counted in the calculation of the proportion of the votes "For" and "Against" a resolution.**

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V09141-P86576

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**VALARIS LIMITED**

The Board of Directors of Valaris (the "Board") recommends you vote "For" each director nominee in Resolution 1, "For" Resolutions 2 and 4 and "1 Year" for Resolution 3

1. To elect Directors to serve until the next Annual General Meeting of Shareholders

| **Nominees:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 1a. Anton Dibowitz | ☐ | ☐ | ☐ |
| 1b. Dick Fagerstal | ☐ | ☐ | ☐ |
| 1c. Joseph Goldschmid | ☐ | ☐ | ☐ |
| 1d. Catherine J. Hughes | ☐ | ☐ | ☐ |
| 1e. Kristian Johansen | ☐ | ☐ | ☐ |
| 1f. Elizabeth D. Leykum | ☐ | ☐ | ☐ |
| 1g. Deepak Munganahalli | ☐ | ☐ | ☐ |
| 1h. James W. Swent, III | ☐ | ☐ | ☐ |

| | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 2. To approve on a non-binding advisory basis the compensation of our named executive officers. | ☐ | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company or partnership name by an authorized officer. The completion and return of this form will not preclude a shareholder from attending the meeting and voting in person provided such shareholder has specifically requested for this proxy to be revoked.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**ANNUAL GENERAL MEETING OF SHAREHOLDERS OF**
**Valaris Limited**
**June 7, 2023**

**Please mark, date, sign and mail**
**the proxy card in the**
**envelope provided as soon as possible**
***TO BE RECEIVED NO LATER THAN 3:00 P.M. EASTERN TIME JUNE 6, 2023***
**to ensure that your vote is counted.**

If voting by mail, please detach along the perforated line and mail in the envelope provided.

V09142-P86576

## PROXY
## Valaris Limited

## Annual General Meeting of Shareholders
## at 8:00 a.m. Bermuda Time, Wednesday, June 7, 2023
## Chelston - Ballroom C in the Rosewood Bermuda
## 60 Tucker's Point Drive
## Hamilton Parish, HS 02 Bermuda

The undersigned shareholder of Valaris Limited hereby revokes all previous proxies and appoints Anton Dibowitz, President and Chief Executive Officer, and Davor Vukadin, Senor Vice President, General Counsel and Secretary, or either of them, as proxies, each with full power of substitution and authority, to represent and vote as designated on the reverse side of this Proxy Card and in their discretion upon such other matters as may be properly presented at the meeting all the shares that the undersigned shareholder is entitled to vote at the above-stated Annual General Meeting of Shareholders and any adjournments or postponements thereof.

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VALARIS LIMITED AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF A CHOICE IS NOT INDICATED WITH RESPECT TO RESOLUTIONS 1, 2, 3 AND 4, THIS PROXY WILL BE VOTED "FOR" EACH NOMINEE IN RESOLUTION 1, "FOR" RESOLUTIONS 2 AND 4 AND "1 YEAR" FOR RESOLUTION 3 AND AT THE DISCRETION OF THE PERSONS DESIGNATED BY THE BOARD OF DIRECTORS AS YOUR PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF (INCLUDING, IF APPLICABLE, ON ANY MATTER WHICH THE BOARD OF DIRECTORS DID NOT KNOW WOULD BE PRESENTED AT THE MEETING BY A REASONABLE TIME BEFORE THE PROXY SOLICITATION WAS MADE OR FOR THE ELECTION OF A PERSON TO THE BOARD OF DIRECTORS IF ANY NOMINEE NAMED IN RESOLUTION 1 BECOMES UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.**

**Your Board of Directors recommends a vote "FOR" each nominee in Resolution 1, "FOR" Resolutions 2 and 4 and "1 YEAR" for Resolution 3.**

**Continued and to be signed on reverse side**